UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

Sino Fortune Holding Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17A&B, China Merchants Tower, Wanchai Road, Shekou, Nanshan, Shenzhen 518000, China

(Address of Principal Executive Offices)

Registrant’s telephone number: +86 15601666822

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CONVENTIONS THAT APPLY TO THIS CURRENT REPORT ON FORM 8-K

Except where the context otherwise requires and for purposes of this Current Report on Form 8-K only:

●	“we,” “us,” “our company,” “our,” “the Company” and “Sino Fortune” refer to Sino Fortune Holding Corporation.

●	“China”, “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China;

●	all references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

●	“peer-to-peer lending service providers” refers to marketplaces connecting borrowers and investors;

●

“variable interest entity” or “VIE” is to our variable interest entity, Benefactum Alliance Business Consultant (Beijing) Co., Ltd , that is 100% owned by PRC citizens, that holds the business operation licenses or approvals, and generally operates our various websites for our internet businesses or other businesses in which foreign investment is restricted or prohibited, and is consolidated into our consolidated financial statements in accordance with U.S. GAAP as if it were our wholly-owned subsidiary

Amounts may not always add to the totals due to rounding.

Unless otherwise noted, all translations from Chinese Yuan to U.S. dollars using the exchange rate refers to the exchange rate quoted on http://www.xe.com on September 28, 2016, which was RMB 6.68 to the $1.00. We make no representation that the Chinese Yuan amounts referred to in this Current Report on Form 8-K could have been or could be converted into U.S. dollars at any particular rate or at all.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01. Entry into a Material Definitive Agreement

On May 13, 2016, we entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, we entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited, a British Virgin Islands company, the (“Benefactum Alliance”), and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”).The Reverse Merger closed on September 29, 2016.

Immediately after the closing of the Reverse Merger, we had a total of 342,960,000 issued and outstanding shares of common stock, all of which are held by the Shareholders. As a result of the Reverse Merger, Benefactum Alliance is now our wholly-owned subsidiary.

Upon closing of the Reverse Merger, Mr. Jing Xie resigned from all officers and director positions he held with the Company due to personal reasons and Mr. Bodang Liu was appointed as the Chief Executive Officer and sole director of the Company. In addition, Ms. Wei Zheng was appointed as the Chief Financial Officer of the Company. There were no disagreements between Mr. Jing Xie and the Company.

Avis Genesis Inc. and Manor Goldie Inc. and their respective natural person shareholders and Mr. Bodang Liu are not U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and they acquired our shares in the Reverse Merger outside of the United States.

In issuing these securities to Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc., we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the offering of the shares of our common stock to them pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, each recipient of the shares certified that he/it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on September 29, 2016, we acquired all the issued and outstanding shares of Benefactum Alliance pursuant to the Share Exchange Agreement and the Amendment and Benefactum Alliance became our wholly owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Benefactum Alliance is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Benefactum Alliance Limited have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition of all the issued and outstanding shares of Benefactum Alliance, we have now assumed Benefactum Alliance’s business operations as our own.

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FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on September 29, 2016, we acquired Benefactum Alliance in a Reverse Merger acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant were a shell company before a Reverse Merger transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

As we were a shell company defined in Rule 12b-3 under the Exchange Act immediately before the transaction, we provide below the information that would be included in a Form 10 registration statement.

DESCRIPTION OF BUSINESS

Overview

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance Holdings Company Limited, a British Virgin Islands company (“Benefactum Alliance”), Benefactum Sino Limited, a Hong Kong company (“Benefactum Sino”) and Benefactum Alliance (Shenzhen) Investment Consulting Company Limited, a People’s Republic of China company (“Benefactum Shenzhen” or “WFOE”) and our contractually controlled and managed company, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., a People’s Republic of China company (“Benefactum Beijing”), operate an electronic online financial platform, www.hyjf.com, which is designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China. We believe our services provide an effective financial credit facility solution to under-served SME and individual borrowers. As of August 31, 2016, we have facilitated over RMB 7,586,363,795.00 ($1,135,683,202.84) in loans and have more than 187,835 registered investors and borrowers with an average investment/borrowing amount of approximately RMB 40,388.45 ($6,038.69).

We generate revenue from our services in connection with matching investors with individual and SME borrowers. We typically charge borrowers a service fee of between 1.5% to 3% of the loan amount depending on the term of the loan. Additionally we charge a 0.3% monthly maintenance fee of the loan amount on active accounts (i.e. accounts with outstanding loans). We are an online lending marketplace only and do not use our own capital to invest in loans facilitated through our marketplace.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities.

Accordingly, we plan to continue operating our online financial platform in China through Benefactum Beijing, which is wholly-owned by two Chinese shareholders.

The contractual arrangements between WFOE and Benefactum Beijing collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing. See “Corporate History and Structure — Contractual Arrangements with Benefactum Beijing.” The contractual arrangements may not be as effective in providing operational control as direct ownership. See “Risk Factors — Risks Related to Our Corporate Structure.” As a result, we include the financial results of Benefactum Beijing in our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as if it were our wholly-owned subsidiary.

We conduct our business primarily in Beijing, Shanghai and the Shandong province, People’s Republic of China. Our principal executive offices are located at Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China.

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Corporate History and Structure

We were incorporated as “Tapioca Corp.” in the State of Nevada on April 18, 2014. We were previously in the business of selling bubble tea from mobile stands in Romania. However, we have not been very successful in implementing our business pan and only recognized $1,180 in revenue for the year ended December 31, 2015 and no revenues and operations since then. Accordingly, we were re-classified as a “shell company” under Rule 405 of the Securities Act of 1933, as amended.

On February 22, 2016, Slav Serghei, our previous sole director, President, Treasurer and Secretary, and holder of 3,500,000 shares of the Company’s common stock representing approximately 64% of our issued and outstanding securities, entered into a stock purchase agreement to sell to his shares equally to Ms. Zhixian Jiang and Mr. Zhenqi Zhao for an aggregate cash consideration of $182,400 (the “Sale”). The Sale was consummated on March 2, 2016.

As a result of the Sale on March 2, 2016, a change in control occurred in the Board of Directors and executive management of the Company. Slav Serghei, our previous sole director, President, Treasurer and Secretary resigned from all of his positions with the Company effective March 1, 2016. Concurrently therewith, Mr. Jing Xie was appointed to serve as our then sole director, Chief Executive Officer, Chief Financial Officer and Secretary.

On March 17, 2016, Ms. Jiang and Mr. Zhao, representing an aggregate of 3,500,000 shares of the Company’s common stock, or approximately 64% of our issued and outstanding shares of common stock approved by written consent in lieu of a special meeting of the stockholders to effect following (collectively, the “Corporate Actions”):

1.	Amend our Articles of Incorporation to change our name from “Tapioca Corp.” to “Sino Fortune Holding Corporation”;

2.	Amend our Articles of Incorporation to increase our authorized capital stock from 75,000,000 shares to 3,000,000,000 shares; and

3.	Amend our Articles of Incorporation to designate 10,000,000 of our authorized capital stock as preferred stock (the “Preferred Stock”), with the designations, rights, preferences or other variations of each class or series within each class of the shares of Preferred Stock be designated by the Board of Directors at a later time without shareholder approval.

The consent that we received constituted the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Actions were not submitted to the other stockholders of the Company for a vote. Pursuant to Rule 14c-2 under the Exchange Act of 1934, as amended, the Corporate Actions would not be implemented until at least twenty (20) calendar days after the mailing of the definitive Information Statement to our stockholders. We mailed the Definitive Information Statement to our stockholders of record on March 29, 2016 and filed the Certificate of Amendment amending our Articles of Incorporation with the Nevada Secretary of State on April 4, 2016, with an effective date of April 18, 2016.

As described in Item 1.01 above, on September 29, 2016, we acquired all the issued and outstanding shares of Benefactum Alliance pursuant to the Share Exchange Agreement and the Amendment and Benefactum Alliance became our wholly owned subsidiary in exchange for 337,500,000 of our restricted shares of common stock.

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Shenzhen (“WFOE”) in the People’s Republic of China with a registered capital of RMB100,000 on April 21, 2016. WFOE has entered into a series of contractual agreements with Benefactum Beijing, a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB50,000,000.

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The following diagram illustrates our current corporate structure:

Contractual Arrangements with Benefactum Beijing

Due to PRC legal restrictions on foreign ownership and investment in value-added telecommunications services, and internet content provision services in particular, we currently conduct these activities through Benefactum Beijing, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

●	exercise effective control over Benefactum Beijing;

●	receive substantially all of the economic benefits of Benefactum Beijing; and

●	have an exclusive option to purchase all or part of the equity interests in Benefactum Beijing when and to the extent permitted by PRC law.

As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing, and we treat Benefactum Beijing as our variable interest entity under U.S. GAAP. We have consolidated the financial results of Benefactum Beijing in our consolidated financial statements in accordance with U.S. GAAP.

The following is a simplified illustration of the ownership structure and contractual arrangements that we have in place for Benefactum Beijing and a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiary, Benefactum Shenzhen (“WFOE”), our consolidated variable interest entity, Benefactum Beijing, and the shareholders of Benefactum Beijing.

Each of the contractual agreements is described in detail below:

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Contract that enables us to receive substantially all of the economic benefits from the variable interest entity

Trademarks, Technologies & Management and Consulting Service Agreement

Pursuant to the Trademarks, Technologies & Management and Consulting Service Agreement between WFOE and Benefactum Beijing, Benefactum Beijing has transferred all its rights to its trademarks, technologies and other intellectual property to WFOE. Additionally, Benefactum Beijing has engaged WFOE as its exclusive management consultant to provide client management, marketing counseling, corporate management, corporate management, finance consulting and personnel training services. As consideration for the provision of such services, Benefactum Beijing pays WFOE a management and consulting fee equivalent to its net profits after tax.

The Trademarks, Technologies & Management and Consulting Service Agreement remains effective until the date when the WFOE intends and does terminate this agreement or when Benefactum Beijing ceases to exist.

The Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement by and between WFOE, the shareholders of Benefactum Beijing (the “Benefactum Beijing Shareholders”) and Benefactum Beijing, WFOE has lent RMB200 to the Benefactum Beijing Shareholders, who, in turn, pledged all of their equity interests in Benefactum Beijing to WFOE to guarantee the performance of their obligations to repay the loan. The term of the loan is for 100 years and repayment of the loan can only occur on the loan maturity date or if WFOE decides to receive the repayment.

Under the terms of the agreement, WFOE, as pledgee, will be entitled to all the dividends generated by the pledged equity interests.

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Contracts that give us effective control of the variable interest entity

Exclusive Right and Option to Purchase Agreement

Under the Exclusive Right and Option to Purchase Agreement, the Benefactum Beijing Shareholders irrevocably granted WFOE an exclusive option to purchase all assets and equity interests of Benefactum Beijing. The purchase price for the said assets and equity interests shall be the lowest price allowed by the laws and regulations of the People’s Republic of China.

When WFOE considers it necessary, feasible under the laws and regulations of the People’s Republic of China and mandatory at the request of the U.S. Securities and Exchange Commission, WFOE shall exercise this exclusive right and option. When excising its exclusive right, WFOE shall serve written notice to the Benefactum Beijing Shareholders. Within 7 days of receiving the written notice from WFOE, the Benefactum Beijing Shareholders and Benefactum Beijing shall provide necessary assistance to transfer the equity interest.

Equity Interest Holders’ Voting Rights Proxy Agreement

Under the Equity Interest Holders’ Voting Rights Proxy Agreement, the Benefactum Beijing Shareholders have agreed to authorize a representative/representatives designated by WFOE to exercise their voting rights at a general meeting of equity interest holders of Benefactum Beijing to, amongst other things, appoint the Chairman and directors of Benefactum Beijing. Additionally, the Benefactum Beijing Shareholders have undertaken not to transfer any of their equity interests except to either WFOE or its representative(s). The term of this agreement shall be the same term as the Equity Interest Pledge Agreement.

In the opinion of SD & Partners, our PRC legal counsel:

●	the ownership structures of our material wholly-foreign owned enterprise and our material variable interest entity in China do not and will not violate any applicable PRC law, regulation, or rule currently in effect; and

●	the contractual arrangements between our material wholly-foreign owned enterprise, our material variable interest entity and the variable interest entity equity holders governed by PRC laws are valid, binding and enforceable in accordance with their terms and applicable PRC laws, rules, and regulations currently in effect, and will not violate any applicable PRC law, regulation, or rule currently in effect.

However, we have been further advised by our PRC legal counsel, SD & Partners, that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may, in the future, take a view that is contrary to the opinion of our PRC legal counsel. We have been further advised by our PRC legal counsel that if the PRC government finds that the agreements that establish the structure for operating our Internet-based business do not comply with PRC government restrictions on foreign investment in the aforesaid business we engage in, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors — Risks Related to Our Corporate Structure.”

Our Business

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance Holdings Company Limited, a British Virgin Islands company (“Benefactum Alliance”), Benefactum Sino Limited, a Hong Kong company (“Benefactum Sino”) and Benefactum Alliance (Shenzhen) Investment Consulting Company Limited, a People’s Republic of China company (“Benefactum Shenzhen” or “WFOE”) and our contractually controlled and managed company, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., a People’s Republic of China company (“Benefactum Beijing”), operate an electronic online financial platform, www.hyjf.com (hereinafter referred to as “platform”), which is designed to match investors with credit-worthy small and medium-sized enterprises (“SMEs”) and individual borrowers in China.

We generate revenue from our services in connection with matching investors with individual and SME borrowers. We typically charge borrowers a service fee of between 1.5% to 3% of the loan amount, depending on various factors, including, but not limited to, the term of the loan. Additionally we charge a 0.3% monthly maintenance fee of the loan amount on active accounts (i.e. accounts with outstanding loans). We are an online lending marketplace only and do not use our own capital to invest in loans facilitated through our marketplace.

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Our platform is also accessible to those who act as guarantors for the loans to our borrowers (“third party cooperative partners”). Apart from acting as guarantors on loans from our platform, these third party cooperative partners may, if they so choose, also use our platform for purposes of transferring their creditor rights on loans made by them outside our platform (“outside loans”). For this service, we charge these third party cooperative partners similar service fees and maintenance fees.

We currently have 14 third-party cooperative partners, consisting of pawn shops, small loan companies and guarantee companies that frequently serve as guarantors of loans on our platform.

The following diagram illustrates our current business model:

Our Marketplace

Our platform embraces the significant opportunities presented by a financial system that leaves many creditworthy individuals and SMEs underserved. Our platform matches borrowers with investors by having the qualified borrowers’ profiles readily available for investors. Once the investor decides to proceed with a specific loan, and once an investor accepts the terms of the loan, our system automatically generates electronic loan contracts for execution. Once the closing conditions are satisfied, our system directs the investors to the third party payment platform to consummate the loan.

In addition, our platform also allows third party cooperative partners to assign outstanding loans to other registered investor on our platform.

The loans we facilitate are usually short term loans with terms ranging from one month to twelve months and an interest rate ranging from 7.5% to 15%.

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Loan Transaction Process

We provide a streamlined application process combining both online and offline features. To borrowers and investors alike, we have designed the process to appear simple, seamless and efficient utilizing sophisticated, proprietary technology to make it possible. The entire process from posting the loan application on our platform to disbursement of funds typically takes 3-5 days. Below is a description of the steps in a typical online loan transaction.

Step 1: Online Application Submission and Initial Assessment.

In order to access the services provided by our online financial platform, potential borrowers would have to open an account with us and complete an online loan application form.

Our risk control department will determine whether the potential borrower meets our minimum requirements based on initial discussions between our risk control department and the prospective borrower. We evaluate each borrower’s application and decide if we should process his/her application on a case-by-case basis. As part of this process, we conduct an analysis of the borrower’s financial conditions, loan amount and term, business industry and proposed use of the funds.

If the prospective borrower meets our minimum requirements, then the application will be forwarded to our third-party cooperative partners who will guarantee the borrower’s loan after reviewing its application materials.

As an alternative, the borrower may also propose a third-party guarantor to guarantee the repayment of its loan. In these instances, we also conduct an assessment of the referred guarantor’s credit-worthiness and financial standing using the same matrix as that for the borrower. The third party guarantor will be jointly and severally liable with the borrower for its debt.

In some instances, we may deem certain prospective borrowers to be credit-worthy, and if we determine that a guarantor is not necessary, we may then directly contact them for additional documentation to support their application. These application materials will be then be forwarded to our risk management department.

Typically, as part of this process, prospective borrowers will be asked for documents to prove their identity and financial standing, including but not limited to business licenses, tax reports, audited financial statements and appraisal reports (for enterprise borrowers), national identification card and bank statements (for individual borrowers).

Step 2: Offline Anti-Fraud Investigation and Credit Assessment

Our risk control department then reviews all the borrower application materials and conducts its own due diligence, including third party verification and onsite visits, and a review of the sufficiency of collateral provided. Our risk management model utilizes big data capabilities to systematically evaluate a borrower’s credit characteristics.

Upon verifying the authentication of the documents submitted by the borrower, we will assign a credit score to the borrower based on its credit history, the business it is in and its assets. Borrowers who do not meet our minimum grade of 70 (out of 100) will have their application denied.

We have stringent requirements for the collateral in order to protect the investors’ interests better. Generally, we only accept collaterals that are adequate to repay the loan amount and highly liquid. Those who intend to use real estate to secure their loans will first need to have the real estate appraised by qualified appraisers. The loan amount cannot be more than 80% of the value of the real estate.

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Although we typically do not accept personal property as collateral, we may do so under exceptional circumstances and only with personal property that will be pledged and only where the loan amount is no more than 70% of the appraised value of the personal property.

Step 3: Approval

Once the borrower is approved, we will categorize the borrower’s credit facility into one or more of the following loan products and post it on our platform:

Product	Target Investors	Term of Loan	Expected Return	Minimum investment amount (RMB)	Maximum investment amount (RMB)	Fund-raising period	Repayment of Loan (for borrowers)	Assignability (Yes/No)

Xin Shou Hui	For investors who have made no investments in any products on our platform	30 days	Generally 11%	100	10,000	No more than 9 days	Repay capital with interest when the loan is due	No

Hui Zhi Tou	For all registered platform users	One – twelve months	7.5% - 13%	1	-	No more than 9 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days

Hui Xiao Fei	For all registered platform users	12 months	15%	1	-	No more than 9 days	Repay fixed average capital plus interest every month	Yes, but only after holding this product for at least 30 days

Zun Xiang Hui	Premium customers and private business customers	6–12 months	13% - 14%	100,000	-	No more than 9 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days

Hui Zhuan Rang*	For all registered platform users	Depending on the investment products	N/A	1	-	N/A	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days and there will be a 0.5% assigning fee

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*Hui Zhuan Rang is a service that allows investors to transfer their creditors’ rights. The minimum outstanding loan amount requirement before creditor rights may be transferred is not less than RMB 1,000. After holding an investment product for at least 30 days, the investor may then transfer this product at a price equal to, or at least 95% of the original price.

We will also post the relevant third party guarantor’s information and its letter of guarantee.

The information is accessible to all investors who have registered on our platform. They will have the option of accepting the credit facility per the terms proffered online.

Once a credit facility is accepted by an investor, our platform automatically prepares the necessary loan documents for execution by the parties online. The electronic signatures generated on platform are certified by China Financial Certification Authority, a financial security certification authority designated by People’s Bank of China.

Step 4: Funding

We have contracted with a licensed third party online payment service, Hui Fu Tian Xia Limited Company (“ChinaPnR”), to assist in the disbursement and repayment of loans. Both investor and borrower would open accounts with ChinaPnR and authorize ChinaPnR to manage their accounts. The investor will fund the loan amount in his/her account under ChinaPnR, which would then disburse this loan amount to the borrower net of our service fees, which it will remit to us.

When the borrower repays the loan to ChinaPnR, he/she will deposit the monthly account maintenance fee along with the principal loan amount and interest. ChinaPnR will then disburse the principal loan amount and interest back to investor and account maintenance fee to us.

Currently, investors are not charged for the service provided by ChinaPnR. However, individual borrowers are charged a processing fee by ChinaPnR in the amount of 0.11% to 0.25% (which varies depending on the bank they use) of the loan amount when it is deposited in their ChinaPnR account. For SME borrowers, they pay RMB 10 per deposit. When borrowers withdraw money from their ChinaPnR account, they would have to pay a processing fee of 0.05% of the withdrawing amount plus RMB1 or just RMB1, depending on how soon they wish for the withdrawal to be effected. When the loan is repaid to ChinaPnR, ChinaPnR will disburse the loan and interest back to the investor.

Step 5: Post-Funding Supervisory

Our risk control department will continue to supervise the borrowers’ financial activities and condition post funding. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will determine the proper action to take to avert or minimize the risk of non-payment.

A week before the loan is due, the risk control department will inform ChinaPnR, our third-party cooperative partners and the borrower and supervise the repayment of the loan.

Step 6: Collections

Our platform is capable of monitoring and tracking payment activity. With built-in payment tracking functionality and automated missed payment notifications, the platform allows us to monitor the performance of outstanding loans on a real-time basis. Although we are not exposed to credit risks, we assist the investors in collection as a service to the investors.

In the event of a non- or partial repayment of a loan by the borrower, the third party guarantor will primarily be responsible for the payment of the outstanding amount.

In the event the third party guarantor defaults on the payment, we will pay the investor the sum owed from the reserve fund (See description of Reserve Fund below).

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Third Party Cooperative Partners Loan Assignment Process

The process described above also applies to our third party cooperative partners (“Creditor Partner(s)”) that seek to sell their rights as creditors on third party loans with third party borrowers (“Original Borrowers”). While the transaction process for Creditor Partners is largely similar to those for individuals and SME borrowers, there are certain procedural differences, as follows:

Step 1: Online Application Submission and Initial Assessment.

Similar to individual and SME borrowers, Creditor Partners are required to open an account with us and send us the applications materials before a third party loan may be listed and sold on our platform. However, as we have established cooperative relationships with these Creditor Partners, a prior determination has already been made that they have met our minimum requirements and no additional verification is conducted during the application process Nonetheless, we re-evaluate these partners’ creditability from time to time, usually every one to three months.

Step 2: Offline Anti-Fraud Investigation and Credit Assessment

Since these Creditor Partners use our platform in order to transfer their rights on third party loans that were made outside of our platform, they are responsible for conducting their own due diligence investigation in the Original Borrower’s credit-worthiness. Nonetheless, our risk control department will also conduct its own due diligence on the creditor’s rights sought to be sold and the Original Borrower’s credit-worthiness, using the same standards discussed above. As part of this process, our risk control department will review the loan contract between the Creditor Partner and the Original Borrower to determine whether the Original Borrower has agreed to the proposed sale of creditor’s rights. We will then directly contact the Original Borrower to ensure that they have received notice of proposed sale from the Creditor Partner.

Step 3: Approval

Once the Creditor Partner is approved, we will categorize the partner’s credit facility into one or more of the loan products discussed under “Step 3: Approval” above and post the loan on our platform. Investors will then have access to information regarding the Original Borrower, the rights that are being transferred, the collateral that secures the amounts borrowed and other details related to the right to transfer. We will also post the Creditor Partner’s “letter of promise”, which promises that they will buy back the creditor’s rights when the loan matures.

Once a credit facility is accepted by an investor, our platform automatically prepares the necessary assignment documents for execution by the parties online.

Steps 4 to 6; Funding, Post-Funding Supervisory and Collections

The procedures of Funding, Post-Funding Supervisory and Collections are similar with those discussed above for individuals and SME’s. However, because the Creditor Partners usually have a high credit-rating because of their pre-established cooperative relationship with us, and because the loans from the Original Borrowers are secured by collaterals or guarantors , we do not require them to provide additional guarantees when they seek to sell their creditor rights on our platform. Therefore, in the event the Creditor Partner defaults on the payment, we will pay the investor the sum owed from the reserve fund (See description of Reserve Fund below).

Fees

We typically charge borrowers and Creditor Partners a service fee of between 1.5% to 3% of the loan amount (or proceeds of sale of the creditors’ rights, as the case may be) depending on, among other things, the term of the loan. The service fee is payable when the borrowers or Creditor Partners receive the loans (or in the case of Creditor Partners, the proceeds of the sale of their creditors’ rights) in their accounts with ChinaPnR, which will separate the service fee from the loan amount (or proceeds of sale, as the case may be) and send it to our account. Additionally we charge a monthly maintenance fee of 0.3% of the loan amount on active accounts (i.e. accounts with outstanding loans). The maintenance fee is payable when the borrower or Creditor Partner repays its loan. In addition to the loan amount, they would have to deposit the 0.3% maintenance fee to their accounts with ChinaPnR, which will send the loan repayment to the investors’ accounts and maintenance fee to our account. Currently, we do not charge any service fees to our investors.

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Risk Management

Traditional risk management tools and the types of consumer finance data available in developed economies, such as widely available consumer credit reporting services, are currently at an early stage of development in China. We believe our industry leading risk management capabilities provide us with a competitive advantage in attracting capital to our marketplace by providing investors with the comfort that they are investing in high quality loans through a sustainable marketplace.

We manage the credit risk on behalf of the investors primarily in the following:

(i)	We evaluate the borrower’s repayment ability via our pre-transaction credit assessment and fraud detection using our big data credit assessment system. Our risk management model utilizes big data capabilities to automatically evaluate a borrower’s credit characteristics. Potential borrowers who do not meet our credit assessment grade will be denied loans;

(ii)	We offer a risk reserve fund which is 2-5% of the credit extended by the third-party guarantors or borrowers who do not have a guarantor;

(iii)	Each loan transaction facilitated on our platform is guaranteed by a third party guarantor who is jointly and severally liable for the loan and/or secured by collateral provided by borrowers.

In addition, our risk control department monitors the borrowers’ financial activities and condition post funding. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will determine the proper action to take to avert or minimize the risk of non-payment.

Finally, if enforcement action needs to be taken, we will assist the investors in taking all legal recourse against the defaulted party. As an intermediary between the borrower and the investor, we deem ourselves to be independent from the debtor-creditor relationship and do not believe that we are a proper party to any lawsuits arising from the borrowers’ and/or guarantors’ defaults. However, we may offer necessary assistance to the investors, such as by disclosing the information of the borrowers and/or guarantors, provided that such disclosure is permitted under any relevant agreement and pertinent laws.

Reserve Fund

In order to better protect our investors’ interests, we have a risk reserve fund which generally equates to 2-5% of all credit extended to borrowers. This reserve account is maintained with the China Construction Bank. Under our risk reserve fund arrangement, if a loan is delinquent for a certain period of time, usually within 3 business days, we may withdraw a sum from the risk reserve fund to repay the investor.

Prior to an application for credit being made on our platform, borrowers (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2-5% of the amount being loaned, which shall be deposited directly into the reserve fund account. If the borrower cannot be matched with an investor within the fundraising period (usually 9 days), all amounts deposited by the borrower or guarantor as the case may be into the risk reserve fund will be returned.

In the case that a borrower defaults in repaying the loan when it due, we will advise the guarantor of such default. If the guarantor cannot make the repayment within the period as stipulated (usually 3 days), we will withdraw a sum equivalent to the outstanding loan amount from the risk reserve fund to repay investors within three business days.

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When more than one loan becomes delinquent and the borrower and/or guarantor fail(s) to repay investors, we will use the risk reserve fund to cover the loans in the order in which they become due. If the reserve fund is insufficient to repay investors, the fund shall be allocated on a pro rata basis. The defaulting borrower and/or guarantor is/are obligated to reimburse the risk reserve fund account up to the outstanding loan amount owed with interest and penalty at a rate of 0.06% per day on the outstanding loan amount.

Our Products

As discussed above (under step 3 of the transaction process), we categorize the borrower’s credit facility into one or more of loan products and post it on our platform. Those products include Hui Zhi Tou, Xin Shou Hui, Zun Xiang Hui, Hui Xiao Fei, and Hui Zhuan Rang. For more detail regarding these products, please refer to the table listed under the “Step 3: Approval” of the transaction process.

Customers

Our customers comprise mainly of Chinese individual borrowers and SMEs. Our SME borrower clients are mainly from the heavy industry, wholesale, public transportation and restaurant industries. No one customer or group of customers accounts for 10% or more of our revenue.

Marketing

We acquire borrowers and investors primarily via two means, our own platform and referrals from third party guarantors. The general public may get access to our platform and submit a borrower profile online. We also acquire borrowers through referrals from financial institutions we partner with. As of August 31, 2016, we have entered into cooperation agreements with six pawn shops in Shandong, Jilin, Inner Mongolia, Hubei provinces, three guarantor institutions, one micro credit company and four asset management companies and financial leasing companies. Additionally, in April 2016, Benefactum Beijing and Shanghai Nami Financial Consulting Co., Ltd (“Nami”) entered into a co-operative agreement, pursuant to which Nami will refer potential investors to Benefactum Beijing, and in turn Benefactum Beijing will pay Nami a service fee based on the amount of loans it refers to Benefactum Beijing.

Currently, most of our borrowers are in Beijing, Shanghai, Shandong, Inner Mongolia, Anhui and Henan provinces. Currently, most of our investors are currently in Shandong province.

Seasonality

We experience seasonality in our business, reflecting seasonal fluctuations in internet usage and traditional personal consumption patterns, as our individual borrowers typically use their borrowing proceeds to finance their personal consumption needs. For example, we generally experience lower transaction value on our online consumer finance marketplace during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. While our rapid growth has somewhat masked this seasonality, our results of operations could be affected by such seasonality in the future.

Employees

As of August 31, 2016, we have 130 employees, located in Shanghai, Beijing and the Shandong province in China. The following table sets forth the number of our employees by function as of the same date:

Functional Area	Number of Employees	% of Total
Senior management	5	3.85%
Product and service advisors	24	18.46%
Marketing management	4	3.08%
Human resources and administrative personnel	14	10.77%
IT staff	48	36.92%
Financial advisors	8	6.15%
Legal advisors	2	1.54%
Risk management	11	8.46%
Human resource management	6	4.62%
Other	8	6.15%
Total	130	100%

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As required by regulations in China, we participate in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Competition

The online financial platform industry in China is intensely competitive and we compete with other online financial platforms. In light of the low barriers of entry in the online consumer finance industry, more players may enter this market which would result in increasing competition. We anticipate that more established internet, technology and financial services companies that possess large, existing user bases, substantial financial resources and established distribution channels may enter the market in the future. Based on our research conducted in the database of Wang Dai Zhi Jia, a third-party information platform that specializes in providing information in the internet finance industry, we believe the following companies are our major competitors in the various business segments set forth below:

Shanghai Lujiazui International Financial Assets Trading Market Inc. (“Lujin”) - Lujin is the only financial assets trading information service platform that runs its practice through the trading platform of the State Counsel of China. It provides investment and financing service to SMEs and individuals. As of September 2016, it had more than 25 million registered users. Lujin offers what is known as “financial instruments beneficial rights transfer” information services to financial and non-financial companies. Financial instruments beneficial rights transfer is a process in which the borrowers (usually companies) pledge their bank acceptance bills, and then transfer the beneficial interests to investors. Lujin’s role is an informational intermediary between the holders of bank acceptance bills and the investors.

Yirendai Ltd. – Yirendai is a leading online consumer financial platform in China connecting investors and individual borrowers. According to iResearch, they facilitated over RMB 6,197.00 million ($999.50 million) in loans from their inception in March 2012 through June 30, 2015. Leveraging the extensive experience of their parent company CreditEase, they have large client bases consisting of underserved investors and individual borrowers in China.

Dianrong.com – Dianrong focuses its business in online credit assessment and loaning. It provides its clients with discount rates for obtaining a loan and favorable rates of return for making an investment.

Yooli.com – Yooli provides its clients with financial products that mostly focusing on the microfinance between individuals. Yooli’s online platform connects potential investors to safe and secured individual financial products, which allows them to manage their idle funds and earn a monthly return from their investment.

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We also compete with other financial products and companies that attract borrowers, investors or both. With respect to borrowers, we compete with other online financial platform and traditional financial institutions, such as consumer finance business units in commercial banks, credit card issuers and other consumer finance companies. With respect to investors, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts and real estate.

Intellectual Property

Trademark

Our business is dependent on a combination of trademarks, trademark application, trade secrets and industry know-how, copyright and patent, in order to protect our intellectual property rights. We have submitted trademark and patent applications for “Benefactum Beijing” in mainland China.

Set forth below is a detailed description of our trademarks under application.

Country	Trademark	Application Number	Classes**	Our Ref	Status
Mainland China		19915412	9		In process
Mainland China		19915413	35		In process
Mainland China		19915414	36		In process
Mainland China		19915415	38		In process
Mainland China		19915411	42		In process
Mainland China		16773973	36		Approved*
Mainland China		16774073	36		Approved*
Mainland China		17945485	36		In process

* The date of the publication of primary approval for  (application #: 16773973) and (application#: 16774073) was March 13, 2016. According to Trademark Law of the People’s Republic of China, if, within three months from the date of the publication of primary approval for the trademark, no one files an opposition with the Trademark Office, registration of the trademark will be approved. We did not receive any notice regarding any opposition. Therefore, on June 14, 2016, these two trademarks were officially registered with the PRC trademark office and they are valid until June 13, 2026.

** Classes

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Class 9

Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; compact discs, DVDs and other digital recording media; mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment, computers; computer software; fire-extinguishing apparatus.

Class 35

Advertising; business management; business administration; office functions.

Class 36

Instalment loans; capital investment; financial loans; financial evaluation (insurance, banking, real estate); financial service; financial management; mortgage loan; financial analysis; financial consultation; fund investment.

Class 38

Telecommunications services; chat room services; portal services; e-mail services; providing user access to the Internet; radio and television broadcasting.

Class 42

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; computer programming; installation, maintenance and repair of computer software; computer consultancy services; design, drawing and commissioned writing for the compilation of web sites; creating, maintaining and hosting the web sites of others; design services.

Patent

From June 8, 2016 to June 30, 2016, we submitted 9 patent applications. Set forth below is a detailed description of our patents under application.

Country	Patent	Application Number	Type	Our Ref	Status
Mainland China	The Certifying System, Device and Method that Are Based on the Random Instructive Distribution	201610401023.2	Invention	XQ30799538411	In process
Mainland China	The Certifying System that Are Based on the Random Instructive Distribution	201620551196.8	Utility model	XQ30799974911	In process
Mainland China	The Random Encrypted Physical Information Block-Chain Secured Method, System and Device	201610401213.4	Invention	XQ30800842811	In process
Mainland China	The Random Encrypted Physical Information Block-Chain Secured Device	201620551307.5	Utility model	XQ30800833011	In process
Mainland China	The Community Block Polypeptide Chain and Intelligent Processing System	201610441383.5	Invention	XQ30889823911	In process
Mainland China	The Community Block Polypeptide Chain and Intelligent Processing Device	201610441834.5	Invention	XQ30891335511	In process
Mainland China	Physical Information Random Verification Block-Chain Secured Method, System and Device	201610472450.X	Invention	XQ30960007511	In process
Mainland China	The Certifying System, Device and Method that Are Based on the Local Node Random Instructive Distribution	201610479798.1	Invention	XQ30959033911	In process
Mainland China	A Block Chain Consensus and Synchronization Method, System and Device	201610501761.4	Invention		In process

In addition, Benefactum Beijing operates an electronic online financial platform at our website www.hyjf.com.

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Copyright

On July 5, 2016, we registered with National Copyright Administration of China two pieces of our artwork and received a Copyright Certificate for each of them. Set forth below is a detailed description of our copyrights.

Artwork Copyright

Country	Name of Work	Work	Registration Number	Type
Mainland China	Hui Ying Jin Fu (Whale)		National Work Registration Number – 2016 – F – 00288618	Artwork

Mainland China	Hui Ying Jin Fu APP		National Work Registration Number – 2016 – F – 002886187	Artwork

Software Copyright

Country	Name of Work	Date of First Publication and Date of Registration	Registration Number	Type
Mainland China	Hui Ying Jing Fu Financial Investment Platform	January 19, 2016; August 4, 2016	2016SR205944	Computer software

Mainland China	Hui Ying Jing Fu Investment Management System (WeChat version)	June 28, 2016; August 18, 2016	2016SR224313	Computer software

Mainland China	Hui Ying Jing Fu Mobile Client Access Software (Android)	March 20, 2016; August 18, 2016	2016SR224323	Computer software

Mainland China	Hui Ying Jing Fu Mobile Client Access Software (ios)	March 20, 2016; August 1, 2016	2016SR199404	Computer software

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Domain Name

Benefactum Beijing has two domain names, www.hyjf.com and www.huiyingdai.com. Both domain names lead to one website ,www.hyjf.com, and they have the same ICP Record No.: 13050958.

Benefactum Beijing registered its website, www.hyjf.com, with the Ministry of Industry and Information Technology (Record No. 13050958) for the provision of non-commercial internet information services on August 28, 2015. Prior to August 17, 2016, because our website only provides online users with free public and commonly-shared financial information, it is categorized as a non-commercial information service provider under Chinese law, and therefore a simple website registration is wholly compliant and sufficient for Benefactum Beijing to carry out its business operations.

However, on August 17, 2016, The Provisional Regulations on Administration of Business Activities of Online Lending Intermediary Information Agencies (the “Lending Regulations”) were promulgated with immediate effect and require all peer-to-peer lending platforms to apply for an Internet Content Provider (“ICP”) license and other related licenses for providing telecommunication services. Although the Lending Regulations take effect on August 17, 2016, peer-to-peer platforms are given up to 12 months to adjust their practices to comply with them. For more details, please see “Regulations - Regulations on Value-Added Telecommunication Services” and “Regulations on Peer-to-Peer Lending Service Provider”).

We are in the process of applying for the ICP license.

Regulation

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

As an online financial platform connecting investors with individual borrowers, we are regulated by various government authorities, including, among others:

●	the Ministry of Industry and Information Technology, or the MIIT, regulating the telecommunications and telecommunications-related activities, including, but not limited to, the internet information services and other value-added telecommunication services;

●	the People’s Bank of China, or the PBOC, as the central bank of China, regulating the formation and implementation of monetary policy, issuing the currency, supervising the commercial banks and assisting the administration of the financing;

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●	China Banking Regulatory Commission, or the CBRC, regulating financial institutions and promulgating the regulations related to the administration of financial institutions.
●	the Ministry of Public Security, taking the lead in security supervision of the internet services of internet lending information intermediaries, and penalizing violations of laws and regulations on network security, and cracking down on financial crimes and relevant crimes involved in internet lending.

●	the State Internet Information office, supervising financial information services and the content of internet information.

Regulations Relating to Foreign Investment

The Draft PRC Foreign Investment Law

In January 2015, the PRC Ministry of Commerce (“MOC” or “MOFCOM”) published a discussion draft of the proposed Foreign Investment Law for public review and comments. The draft law purports to change the existing “case-by-case” approval regime to a “filing or approval” procedure for foreign investments in China. The State Council will determine a list of industry categories that are subject to special administrative measures, which is referred to as a “negative list,” consisting of a list of industry categories where foreign investments are strictly prohibited, or the “prohibited list” and a list of industry categories where foreign investments are subject to certain restrictions, or the “restricted list.” Foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority.

The draft for the first time defines a foreign investor not only based on where it is incorporated or organized, but also by using the standard of “actual control.” The draft specifically provides that entities established in China, but “controlled” by foreign investors will be treated as FIEs (“Foreign Invested Enterprises”). Once an entity is considered to be an FIE, it may be subject to the foreign investment restrictions in the “restricted list” or prohibitions set forth in the “prohibited list.” If an FIE proposes to conduct business in an industry subject to foreign investment restrictions in the “restricted list,” the FIE must go through a market entry clearance by the MOC before being established. If an FIE proposes to conduct business in an industry subject to foreign investment prohibitions in the “prohibited list,” it must not engage in the business. However, an FIE that conducts business in an industry that is in the “restricted list,” upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. According to the draft, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties.

The draft emphasizes on the security review requirements, whereby all foreign investments that jeopardize or may jeopardize national security must be reviewed and approved in accordance with the security review procedure. In addition, the draft imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

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In September 2016, the Standing Committee of the National People’s Congress (the “SCNPC”) published The Decision on Amending Four Laws including the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises (the “Decision”). According to the Decision, one provision is added to the Foreign Invested Enterprise Law, Sino-Foreign Joint Venture Law, Sino-Foreign Cooperative Enterprise Law and the Law on Protection of Investment by Taiwanese Compatriots. Under this new provision, foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority. This Decision means that the existing “case-by-case” approval regime has been changed to a “filing or approval” procedure for non-”negative list” foreign investments in China.

Also in September 2016, the MOC drafted The Provisional Measures for Filing Administration for the Establishment and Changes of Foreign-invested Enterprises for public review and comments.

The draft is now open for public review and comments. It is still uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. When the Foreign Investment Law becomes effective, the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, will be abolished. See “Risk Factors—Risks related to Doing Business in China—“Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law””.

Industry Catalog Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the MOC and the National Development and Reform Commission. Industries listed in the Catalog are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally deemed as constituting a fourth “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations.

Our PRC subsidiary, Benefactum Shenzhen is mainly engaged in providing investment and financing consultations and technical services, which fall into the “encouraged” or “permitted” category under the Catalog. Benefactum Shenzhen has obtained all material approvals required for its business operations. However, industries such as value-added telecommunication services (except e-commerce), including internet information services, are restricted from foreign investment. We provide the value-added telecommunication services that are in the “restricted” category through our consolidated variable interest entity, Benefactum Beijing.

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Regulations on Loans between Individuals

The PRC Contract Law governs the formation, validity, performance, enforcement and assignment of contracts. The PRC Contract Law confirms the validity of loan agreement between individuals and provides that the loan agreement becomes effective when the individual lender provides the loan to the individual borrower. The PRC Contract Law requires that the interest rates charged under the loan agreement must not violate the applicable provisions of the PRC laws and regulations. In accordance with the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People’s Court on August 6, 2015, or the Private Lending Judicial Interpretations, which came into effect on September 1, 2015, private lending is defined as financing between individuals, legal entities and other organizations. When private loans between individuals are paid by wire transfer, through online peer-to-peer lending platforms or by other similar means, the loan contracts between individuals are deemed to be validated upon the deposit of funds to the borrower’s account. In the event that the loans are made through an online peer-to-peer lending platform and the platform only provides intermediary services, the courts shall dismiss the claims of the parties concerned against the platform demanding the repayment of loans by the platform as guarantors. However, if the online peer-to-peer lending service provider guarantees repayment of the loans as evidenced by its web page, advertisements or other media, or the court is provided with other proof, the lender’s claim alleging that the peer-to-peer lending service provider shall assume the obligations of a guarantor will be upheld by the courts. The Private Lending Judicial Interpretations also provide that agreements between the lender and borrower on loans with interest rates below 24% per annum are valid and enforceable. As to loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the lender, and so long as such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the interest payment. If the annual interest rate of a private loan is higher than 36%, the excess will not be enforced by the courts. A certain percentage of the loan transactions facilitated over our platform are between individuals currently. The fixed interest rates for the term loans on our platform currently range from 7.5% to 15%.The transaction fee rates we charge borrowers for our services range from 1.5% to 3%. The interest rate component, which is stipulated in the loan agreements, does not and is not expected to exceed the mandatory limit for loan interest rates.

Pursuant to the PRC Contract Law, a creditor may assign its rights under an agreement to a third party, provided that the debtor is notified. Upon due assignment of the creditor’s rights, the assignee is entitled to the creditor’s rights and the debtor must perform the relevant obligations under the agreement for the benefit of the assignee. We operate a secondary loan market on our platform where investors can transfer the loans they hold to other investors before the loan reaches maturity. To facilitate the assignment of the loans, the loan agreement applicable to the lenders and borrowers specifically provides that a lender has the right to assign his/her rights under the loan agreement to any third parties and the borrower agrees to such assignment.

In addition, according to the PRC Contract Law, an intermediation contract is a contract whereby an intermediary presents to its client an opportunity for entering into a contract or provides the client with other intermediary services in connection with the conclusion of a contract, and the client pays the intermediary service fees. Our business of connecting investors with individual borrowers may constitute intermediary service, and our service agreements with borrowers and investors may be deemed as intermediation contracts under the PRC Contract Law. Pursuant to the PRC Contract Law, an intermediary must provide true information relating to the proposed contract. If an intermediary conceals any material fact intentionally or provides false information in connection with the conclusion of the proposed contract, which results in harm to the client’s interests, the intermediary may not claim for service fees and is liable for the damages caused.

Regulations on Illegal Fund-Raising

Raising funds by entities or individuals from the general public must be conducted in strict compliance with applicable PRC laws and regulations to avoid administrative and criminal liabilities. The Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations promulgated by the State Council in July 1998, and the Notice on Relevant Issues Concerning the Penalty on Illegal Fund-Raising issued by the General Office of the State Council in July 2007, explicitly prohibit illegal public fund-raising. The main features of illegal public fund-raising include: (i) illegally soliciting and raising funds from the general public by means of issuing stocks, bonds, lotteries or other securities without obtaining the approval of relevant authorities, (ii) promising a return of interest or profits or investment returns in cash, properties or other forms within a specified period of time, and (iii) using a legitimate form to disguise the unlawful purpose.

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To further clarify the criminal charges and punishments relating to illegal public fund-raising, the Supreme People’s Court promulgated the Judicial Interpretations to Issues Concerning Applications of Laws for Trial of Criminal Cases on Illegal Fund-Raising, or the Illegal Fund-Raising Judicial Interpretations, which came into force in January 2011. The Illegal Fund-Raising Judicial Interpretations provide that a public fund-raising will constitute a criminal offense related to “illegally soliciting deposits from the public” under the PRC Criminal Law, if it meets all the following four criteria: (i) the fund-raising has not been approved by the relevant authorities or is concealed under the guise of legitimate acts; (ii) the fund-raising employs general solicitation or advertising such as social media, promotion meetings, leafleting and SMS advertising; (iii) the fundraiser promises to repay, after a specified period of time, the capital and interests, or investment returns in cash, properties in kind and other forms; and (iv) the fund-raising targets at the general public as opposed to specific individuals. An illegal fund-raising activity will be fined or prosecuted in the event that it constitutes a criminal offense. Pursuant to the Illegal Fund-Raising Judicial Interpretations, an offender that is an entity will be subject to criminal liabilities, if it illegally solicits deposits from the general public or illegally solicits deposits in disguised form (i) with the amount of deposits involved exceeding RMB1,000,000 ($154,373), (ii) with over 150 fund-raising targets involved, or (iii) with the direct economic loss caused to fund-raising targets exceeding RMB500,000 ($77,187), or (iv) the illegal fund-raising activities have caused baneful influences to the public or have led to other severe consequences. An individual offender is also subject to criminal liabilities but with lower thresholds. In addition, an individual or an entity who has aided in illegal fund-raising from the general public and charges fees including but not limited to agent fees, rewards, rebates and commission, constitute an accomplice of the crime of illegal fund-raising. In accordance with the Opinions of the Supreme People’s Court, the Supreme People’s Procurator and the Ministry of Public Security on Several Issues concerning the Application of Law in the Illegal Fund-Raising Criminal Cases, the administrative proceeding for determining the nature of illegal fund-raising activities is not a prerequisite procedure for the initiation of criminal proceeding concerning the crime of illegal fund-raising, and the administrative departments’ failure in determining the nature of illegal fund-raising activities does not affect the investigation, prosecution and trial of cases concerning the crime of illegal fund-raising.

We have taken measures to avoid conducting any activities that are prohibited under the illegal-funding related laws and regulations. We act as a platform for borrowers and investors and are not a party to the loans facilitated through our platform. In addition, we do not directly receive any funds from investors in our own accounts as funds loaned through our platform are deposited into and settled by a third-party online payment service Hui Fu Tian Xia Limited Company.

Regulations on Peer-to-Peer Lending Service Provider

In a press conference on April 21, 2014, a senior officer of the CBRC emphasized that a peer-to-peer lending services provider must operate as a platform that serves as an information intermediary between borrowers and lenders, and must not form any pool of capital, or provide any guarantee, or illegally raise any funds from the general public. Furthermore, on a public forum held on September 27, 2014, another senior officer of the CBRC mentioned several requirements that the CBRC is contemplating for future regulation of the peer-to-peer lending service industry, which include, among other things, that (i) a peer-to-peer lending service provider is neither a credit intermediary bearing credit risk nor a transaction platform, but an information intermediary between lenders and borrowers; (ii) a peer-to-peer lending service provider should not hold investors’ funds or set up any capital pool; (iii) a peer-to-peer lending service provider must not provide guarantees for lenders in relation to the principal or interests, or bear any system risk or liquidity risk; (iv) the borrowers and lenders using the peer-to-peer lending service providers are required to register their real identity information; (v) a peer-to-peer lending service provider must meet some qualification requirements, such as those with respect to the registered capital, management and corporate governance; (vi) the transfer of funds between borrowers and lenders must be handled by independent third-party payment companies; (vii) peer-to-peer lending service providers must improve information disclosure; (viii) the loans and investments made through the platform should be “micro-financing” that targets individuals and small enterprises; (ix) a peer-to-peer lending service provider should not unreasonably target high-interest financing projects; and (x) a peer-to-peer lending service provider should promote the promulgation and implementation of the rules for peer-to-peer lending service industry, and strengthen the function of self-regulations.

On July 18, 2015, ten PRC regulatory agencies, including the PBOC, the MIIT and the CBRC, jointly issued the Guidelines on Promoting the Healthy Development of Internet Finance, or the Guidelines. The Guidelines define online peer-to-peer lending as direct loans between parties through an internet platform, which is under the supervision of CBRC, and governed by the PRC Contract Law, the General Principles of the Civil Law of the PRC, and related judicial interpretations promulgated by the Supreme People’s Court. The Guidelines require that online peer-to-peer lending service providers must do the following:

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(i)	act as an intermediary platform to provide information exchange, matching, credit assessment and other intermediary services, and must not provide credit enhancement services and/or engage in illegal fund-raising;

(ii)	complete registration with the relevant local counterpart of the MIIT in accordance with implementation regulations that may be promulgated by the MIIT or/and the Office for Cyberspace Affairs pursuant to the Guidelines;

(iii)	set up a custody account with a qualified bank in order to deposit, manage and supervise borrower and investor funds, and separate borrower and investor funds from the funds of the online peer-to-peer lending service provider, with that custody account being subject to independent audits, the results of which must be disclosed to investors and borrowers, all in accordance with implementation regulations that may be promulgated by the PBOC and other relevant regulatory agencies pursuant to the Guidelines;

(iv)	fully disclose all relevant information to customers, including but not limited to the online peer-to-peer lending service provider’s financial status, transaction model, the rights and obligations of customers, and provide customers with reminders of the risk of loss;

(v)	not disseminate any untrue information and conduct any bundle sales;

(vi)	protect the personal information of the online peer-to-peer lending service provider’s customers from any unauthorized disclosure, and must not sell and/or disclose such information illegally; and

(vii)	establish a customer identification program, monitor and report suspicious transactions, preserve customer information and transaction records, and provide assistance to the public security department and judicial authorities in investigations and proceedings in relation to anti-money laundering matters.

The Guidelines only set out the basic principles for promoting and administering the online peer-to-peer lending service industry, and new detailed rules and regulations will be adopted by the relevant regulatory agencies to implement and enforce the principles set out in the Guidelines.

On August 17, 2016, the China Banking Regulatory Commission (“CBRC”), Ministry of Public Security, Cyberspace Administration of China and the Ministry of Industry and Information Technology issued the Provisional Regulations on Administration of Business Activities of Online Lending Intermediary Information Agencies (the “Lending Regulations”), prohibiting peer-to-peer lending platforms to accept deposits from the public, create asset pools, or to provide any form of guarantee for lenders. Under the Lending Regulations, peer-to-peer lending companies will not be able to sell wealth management products, or issue asset-backed securities, and platforms will have to use third-party banks as custodians for investors’ funds.

Under the Lending Regulations, individuals are restricted to borrowing up to RMB 200,000 from a single peer-to-peer platform and RMB 1 million in total from different peer-to-peer platforms. For companies, the caps are RMB 1 million on a single platform and RMB 5 million in aggregate. In addition, peer-to-peer platforms will not be allowed to operate “off-line”. Specifically, peer-to-peer platforms can only conduct marketing and advertising activities on the internet or through other electronic ways, such as mobile phones, telephones, etc. Platforms must adhere to certain transparency disclosures such as disclosing information about the investment projects, lending statistics, rate of defaults, most recent completed transactions on their respective websites, and designating a special column on their websites to disclose their annual reports and relevant laws and regulations regarding peer-to-peer lending. Moreover, peer-to-peer platforms have to retain law firms, accounting firms, information security evaluation firms or other third-party evaluation companies to work on the platforms’ auditing and compliance matters, and ensure the information system is secure and safe.

According to the Lending Regulations, after receiving its business license, a peer-to-peer lending platform needs to register with the local financial supervisory department, and apply for related licenses for providing telecommunication services. The Lending Regulations took effect on August 17, 2016, and peer-to-peer platforms are given a year to adjust their practices to comply with them.

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Our business of connecting investors with individual and SMEs borrowers may constitute online lending intermediary service. Therefore, our platform is subject to administration of the Regulations. See “Risk Factors—Risks Related to Doing Business in the People’s Republic of China— PRC regulations regarding peer-to-peer lending impose significant regulatory restrictions on business scope, lending amount, and registration requirements, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth. In addition, the implementing regulations have yet to be announced and there is substantial uncertainty over it. The costs and burden of compliance with such regulations may be sufficiently inhibitory to negatively affect our profitability and growth.”

Foreign Investment in Value-Added Telecommunication Services

The Provisions on Administration of Foreign Invested Telecommunications Enterprises promulgated by the State Council in December 2001 and subsequently amended in September 2008 prohibit a foreign investor from owning more than 50% of the total equity interest in any value-added telecommunications service business in China and require the major foreign investor in any value-added telecommunications service business in China have a good and profitable record and operating experience in this industry. The Guidance Catalog of Industries for Foreign Investment amended in 2015 and Circular 196 promulgated by MIIT in June 2015 allow a foreign investor to own more than 50% of the total equity interest in an E-Commerce business.

In July 2006, the Ministry of Information Industry, the predecessor of the Ministry of Industry and Information Technology (“MIIT”), issued the Circular on Strengthening the Administration of Foreign Investment in the Operation of Value-added Telecommunications Business, pursuant to which a domestic PRC company that holds an operating license for value-added telecommunications business, which we refer to as a VATS License, is prohibited from leasing, transferring or selling the VATS License to foreign investors in any form and from providing any assistance, including resources, sites or facilities, to foreign investors that conduct a value-added telecommunications business illegally in China. Further, the domain names and registered trademarks used by an operating company providing value-added telecommunications services must be legally owned by that company or its shareholders. In addition, the VATS License holder must have the necessary facilities for its approved business operations and to maintain the facilities in the regions covered by its VATS License.

In light of the above restrictions and requirements, we operate our website through Benefactum Beijing, our consolidated variable interest entity. Before the Lending Regulations were adopted on August 17, 2016, Benefactum Beijing operated the business without an ICP License. According to our PRC counsel, we were not required to hold an ICP license because our platform provides free non-commercial internet services and we do not charge our online users for information we provide on our platform. Benefactum Beijing registered its website www.hyjf.com with the Ministry of Industry and Information Technology (Record No. 13050958) for the provision of non-commercial internet information services on August 28, 2015.

The Lending Regulations took effect immediately on August 17, 2016 and the regulations are now changed to require peer-to-peer lending platforms to apply for an ICP license and related licenses for providing telecommunication services. An online lending intermediary information agency is not allowed to provide telecommunication services without such licenses.

Benefactum Beijing is now applying for the ICP license in order to provide telecommunication services. Although the Lending Regulations took effect immediately on August 17, 2016, peer-to-peer platforms are given a year to adjust their practices and apply for the requisite licenses. We have been advised by our Chinese counsel that regulations and rules regarding registration as an online lending intermediary information agency, apart from the application for an ICP license, remain unclear at this moment.

Anti-money Laundering Regulations

The PRC Anti-money Laundering Law, which became effective in January 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions with anti-money laundering obligations, including the adoption of precautionary and supervisory measures, establishment of various systems for client identification, retention of clients’ identification information and transactions records, and reports on large transactions and suspicious transactions. According to the PRC Anti-money Laundering Law, financial institutions subject to the PRC Anti-money Laundering Law include banks, credit unions, trust investment companies, stock brokerage companies, futures brokerage companies, insurance companies and other financial institutions as listed and published by the State Council, while the list of the non-financial institutions with anti-money laundering obligations will be published by the State Council. The PBOC and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and certain non-financial institutions, such as payment institutions. However, the State Council has not promulgated the list of the non-financial institutions with anti-money laundering obligations.

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The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet finance service providers, including online peer-to-peer lending platforms, to comply with certain anti-money laundering requirements, including the establishment of a customer identification program, the monitoring and reporting of suspicious transactions, the preservation of customer information and transaction records, and the provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters. The PBOC will formulate implementing rules to further specify the anti-money laundering obligations of internet finance service providers.

As the implementing rules of the Guidelines have not been published, there is uncertainty as to how the anti-money laundering requirements in the Guidelines will be interpreted and implemented, and whether online peer-to-peer lending service providers like us must abide by the rules and procedures set forth in the PRC Anti-money Laundering Law that are applicable to non-financial institutions with anti-money laundering obligations. We cannot assure you that our current risk control procedures will be deemed to be in full compliance with any anti-money laundering laws and regulations that may become applicable to us in the future.

Regulations on Value-Added Telecommunication Services

The Telecommunications Regulations promulgated by the State Council and its related implementation rules, including the Catalog of Classification of Telecommunications Business issued by the MIIT, categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services, and internet information services, or ICP services, are classified as value-added telecommunications businesses. In 2009, the MIIT promulgated the Administrative Measures on Telecommunications Business Operating Licenses, which set forth more specific provisions regarding the types of licenses required to operate value-added telecommunications services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of value-added telecommunications services must first obtain a license for value-added telecommunications business, or VATS License, from the MIIT or its provincial level counterparts.

In September 2000, the State Council also issued the Administrative Measures on Internet Information Services, which was amended in January 2011. Pursuant to these measures, “internet information services” refer to provision of internet information to online users, and are divided into “commercial internet information services” and “non-commercial internet information services.” Commercial internet information services refer to those services operators that charge a fee for information they provide to the online users. Non-commercial internet information services refer to those that provide public and commonly-shared information through Internet to their online users without charging a fee. A commercial internet information services operator must obtain a VATS License for internet information services, or ICP License, from the relevant government authorities before engaging in any commercial internet information services operations in China. The ICP License has a term of five years and can be renewed within 90 days before expiration. A non-commercial information services provider needs to register its domain name with the local MIIT and local Communications Control Bureau before engaging in any internet information services operations in China.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet finance service providers, including online peer-to-peer lending platforms, to complete registration with the relevant local counterpart of the MIIT in accordance with implementation regulations that may be promulgated by the MIIT or/and the Office for Cyberspace Affairs pursuant to the Guidelines. On August 17, 2016, the Lending Regulations were launched to implement and enforce the principles set out in the Guidelines.

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As discussed above, Benefactum Beijing, our consolidated variable interest entity, does not have an ICP license yet. According to our PRC counsel, prior to August 17, 2016, we are not required to hold an ICP license because our platform provides non-commercial internet services in that we do not charge our customers for information we provide on our platform. Benefactum Beijing has registered its website www.hyjf.com with the Ministry of Industry and Information Technology (Record No. 13050958) for the provision of non-commercial internet information services on August 28, 2015. Because our website only provides online users with free public and common-shared financial information, it is categorized as non-commercial information service under Chinese law, and therefore website registration will satisfy the legal requirements for Benefactum Beijing to operate the internet businesses. However, because the Lending Regulations took effect immediately on August 17, 2016, peer-to-peer lending platforms are required to hold licenses for providing telecommunication services. Although the Lending Regulations took effect immediately on August 17, 2016, peer-to-peer platforms are given a year to adjust their practices to comply with them. In the meantime, we are applying for the ICP license to ensure that our practices comply with the Lending Regulations. We have been advised by our Chinese counsel that regulations and rules regarding registration as an online lending intermediary information agency, apart from the ICP license, still remain unclear at this moment.

Regulations on Internet Information Security

Internet information in China is also regulated and restricted from a national security standpoint. The National People’s Congress, China’s national legislative body, has enacted the Decisions on Maintaining Internet Security, which may subject violators to criminal punishment in China for any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. The Ministry of Public Security has promulgated measures that prohibit use of the internet in ways which, among other things, result in a leakage of state secrets or a spread of socially destabilizing content. If an internet information service provider violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

In addition, the Guidelines jointly released by ten PRC regulatory agencies in July 2015 purport, among other things, to require internet finance service providers, including peer-to-peer lending platforms, to improve technology security standards, and safeguard customer and transaction information. The PBOC and other relevant regulatory authorities will jointly adopt the implementing rules and technology security standards.

Regulations on Privacy Protection

In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT in December 2011, an ICP service operator may not collect any user personal information or provide any such information to third parties without the consent of a user. An ICP service operator must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for the provision of its services. An ICP service operator is also required to properly maintain the user personal information, and in case of any leak or likely leak of the user personal information, the ICP service operator must take immediate remedial measures and, in severe circumstances, make an immediate report to the telecommunications regulatory authority. In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People’s Congress in December 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in July 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An ICP service operator must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or providing such information to other parties. An ICP service operator is required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss. Any violation of these laws and regulations may subject the ICP service operator to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities. The Guidelines jointly released by ten PRC regulatory agencies in July 2015 also prohibit internet finance service providers, including online peer-to-peer lending platforms, from illegally selling or disclosing customers’ personal information. The PBOC and other relevant regulatory authorities will jointly adopt the implementing rules. Pursuant to the Ninth Amendment to the Criminal Law issued by the Standing Committee of the National People’s Congress in August 2015 and becoming effective in November, 2015, any internet service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty for the result of (i) any dissemination of illegal information on a large scale; (ii) any severe effect due to the leakage of the client’s information; (iii) any serious loss of criminal evidence; or (iv) other severe situation, and any individual or entity that (i) sells or provides personal information to others in a way violating the applicable law, or (ii) steals or illegally obtain any personal information, shall be subject to criminal penalty in a severe situation.

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In operating our online platform, we collect certain personal information from borrowers and investors, and also need to share the information with our business partners such as third-party online payment service and third-party cooperative partners for the purpose of facilitating loan transactions between borrowers and investors over our platform. We have obtained consent from the borrowers and investors on our platform to collect and use their personal information, and have also established information security systems to protect the user information and privacy. However, as the implementing rules of the Guidelines have not been published, there is uncertainty as to how the requirements for protecting customers’ personal information in the Guidelines will be interpreted and implemented. We cannot assure you that our existing policies and procedures will be deemed to be in full compliance with any laws and regulations that may become applicable to us in the future.

Regulation on Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective on November 1, 2015. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Benefactum Sino, our Hong Kong subsidiary, may be able to enjoy the 5% withholding tax rate for the dividends they receive from Benefactum Shenzhen, our PRC subsidiary, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81 and Circular 60, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

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Regulations Relating to Foreign Exchange

Regulation on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China. On February 28, 2015, the SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. After SAFE Notice 13 became effective on June 1, 2015, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of the SAFE, will directly examine the applications and conduct the registration.

In August 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142, provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations may result in severe monetary or other penalties.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

In July 2014, SAFE issued SAFE Circular 36, which purports to reform the administration of settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas on a trial basis. Under the pilot program, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designated areas and the enterprises are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment. On March 30, 2015, the SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to, prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

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Regulations on Dividend Distribution

Under our current corporate structure, our Nevada holding company may rely on dividend payments from Benefactum Shenzhen, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign-invested enterprises include the Foreign-Invested Enterprise Law, as amended in October 2000, and its implementation rules. Under these laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations on Overseas Listings

Six PRC regulatory agencies, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective in September 2006. The M&A Rules, among other things, require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, S&D Partners, that our contractual arrangements are in compliance with the M&A Rules. However, as there has been no official interpretation or clarification of the M&A Rules, there is uncertainty as to how this regulation will be interpreted or implemented.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Failure to make adequate contributions to various employee benefit plans may be subject to fines and other administrative sanctions.

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Although we have made significant contributions to employee benefits plans, we do not believe those are adequate contributions as required by applicable PRC laws and regulations. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to Our Business and Industry

We have a limited operating history in a new and evolving market, which makes it difficult to evaluate our future prospects.

We launched our online financial platform in September 10, 2013 and have a limited operating history. In addition, the market for China’s financial services is new and may not develop as expected, which could substantially harm our earning potential. Further, due to the fact that the industry in which we operate is relatively new, potential borrowers may not be familiar with the services we provide and may have difficulty distinguishing our services from those of our competitors. Convincing potential new borrowers of the value of our services is critical to expand our operations.

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In addition, we are in a new and evolving market, and the regulatory framework for this may remain uncertain for the foreseeable future. As our business develops in response to new regulatory requirements, or in response to competition, we may introduce new services or make adjustments to our existing services or business model. Any significant change to our business model may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations. In response to general economic conditions, we may impose more stringent borrower qualifications to ensure the quality of loans on our platform, which may negatively affect the growth of our business. It is therefore difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter in this developing and rapidly evolving market. These risks and challenges include our ability to, among other things:

●	navigate an evolving regulatory environment;

●	expand the base of our cooperative companies;

●	expand the base of borrowers and investors served on our market place;

●	enhance our risk management capabilities;

●	improve our operational efficiency;

●	attract, retain and motivate talented employees;

●	maintain the security of our platform and the confidentiality of the information provided and utilized across our platform; and

●	defend ourselves against regulatory, litigation, privacy or other claims.

If we fail to educate potential borrowers and investors about the value of our services, if the market for our services does not develop as we expect, or if we fail to address the needs of our target market, or other risks and challenges, our business and results of operations will be harmed.

Our historical financial results may not be indicative of our future performance.

Our business has achieved rapid growth since our inception. Our net revenue increased from $2.4 million for the year ended December 31, 2014 to $12 million for the year ended December 31, 2015, representing an increase of 400%. We recorded a net income of $0.16 million for the year ended December 31, 2015, as compared to a net loss of $0.84 million for the year ended December 31, 2014. Our net revenue increased from $2.1 million for the quarter ended June 30, 2015 to $5.7 million for the quarter ended June 30, 2016, representing an increase of 171%. However, because we started to restructure our business in March, 2016, and we spent a significant amount of money on marketing our products and retaining professionals. As a result, we recorded a net loss of $0.4 million in the three months ended June 30, 2016, while there was a net income of $0.4 million in the three months ended June 30, 2015. Our historically high growth rate and the limited history of business make it difficult to evaluate our prospects. We may not be able to sustain our historically rapid growth or may not be able to grow our business at all, and we may continue to suffer loss.

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Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of individuals or enterprises that are current or potential clients, are critical to our business. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or are satisfactorily addressed. In addition, any perception that the quality of our internet finance services may not be the same as or better than that of other internet finance service providers can also damage our reputation. Moreover, any misconduct or allegations of misconduct by our third-party cooperative partners could result in negative publicity that could affect our reputation and erode the confidence of our clients. Furthermore, any negative media publicity about the financial service industry in general or service quality problems of other companies in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively are critical to attracting new and retaining existing borrowers and investors to our platform. Successful promotion of our brand and our services depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our efforts to build our brand have caused us to incur significant expenses, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Successful strategic relationships with the third party cooperative partners are important for our future success.

Our operations are heavily dependent on the relationship with our third party cooperative partners. We anticipate that we will continue to leverage our strategic relationships with the existing third party cooperative partners to grow our business while we will also pursue new relationships with other financial institutions. Identifying, negotiating and documenting relationships with these partners require significant time and resources. Our competitors may be more effective in providing incentives to our partners. Certain types of partners may devote more resources to support their own competing businesses. In addition, we may have disagreements or disputes with such partners, which could adversely affect our brand, reputation and services. If we cannot successfully maintain effective strategic relationships with these third party cooperative partners, our business will be harmed.

Fraudulent activity on our platform could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease.

We are subject to the risk of fraudulent activity both on our platform and associated with borrowers, investors and third parties handling borrower and investor information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Significant increases in fraudulent activity involving our platform could negatively impact our brand and reputation, reduce the volume of loan transactions facilitated through our platform and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that any of the foregoing may occur causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

35

We may not be able to collect the payment when a borrower becomes delinquent in the payment of his/her outstanding obligation

Although we maintain a risk control system what supervises the borrower’s financial conditions and the repayment process, we are subject to risks that we may not be able to collect the payment of loan from the borrower or guarantor. In addition, the value of the collateral for the loan may decrease during the loan period and may not be sufficient to cover the payment of the loan when it is due. More than half of the loans have a loan term that is shorter than three months and as such, we are subject to high risks and pressures to collect those payments of loans within three months. If we failed to do so, we may not be able to repay our investors when their investments become due. Moreover, a significant percentage of loans are granted to some certain borrowers, which is highly concentrated. If one of those borrowers defaults on the repayment, significant loss may occur.

Credit and other information that we receive from third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may compromise the accuracy of our credit assessment.

For the purpose of credit assessment, we obtain borrower credit information from third parties, such as financial institutions and e-commerce providers, and assess applicants’ credit and assign credit scores to borrowers based on such credit information. Although we will conduct due diligence work and assess applicants’ credit, a credit score assigned to a borrower may not reflect that particular borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and our due diligence work may not be able cover sufficient applicants’ background information due to our limited resources. Additionally, there is a risk that, following our obtaining a borrower’s credit information, the borrower may have:

●	become delinquent in the payment of an outstanding obligation;

●	defaulted on a pre-existing debt obligation;

●	taken on additional debt; or

●	sustained other adverse financial events.

Such inaccurate or incomplete borrower credit information could compromise the accuracy of our credit assessment and adversely affect the effectiveness of our control over our default rates, which could in turn harm our reputation and materially and adversely affect our business, financial condition and results of operations.

In addition, our business of connecting investors and individual borrowers may constitute an intermediary service, and our contracts with these investors and borrowers may be deemed as intermediation contracts, under the PRC Contract Law. Under the PRC Contract Law, an intermediary may not claim for service fee and is liable for damages if it conceals any material fact intentionally or provides false information in connection with the conclusion of an intermediation contract, which results in harm to the client’s interests. See “Regulations—Regulations on Loans between Individuals.” Therefore, if we fail to provide material information to investors, or if we fail to identify false information received from borrowers or others and in turn provide such information to investors, and in either case if we are also found to be at fault, due to failure or deemed failure to exercise proper care, such as to conduct adequate information verification or employee supervision, we could be held liable for damages caused to investors as an intermediary pursuant to the PRC Contract Law. In addition, if we fail to complete our obligations under the agreements entered into with investors and borrowers, we could also be held liable for damages caused to borrowers or investors pursuant to the PRC Contract Law. On the other hand, we do not assume any liability solely on the basis of failure to correctly assign a loan grade to a particular borrower in the process of facilitating a loan transaction, as long as we do not conceal any material fact intentionally or provide false information, and are not found to be at fault otherwise. However, due to the lack of detailed regulations and guidance in the area of peer-to-peer lending services and the possibility that the PRC government authority may promulgate new laws and regulations regulating peer-to-peer lending services in the future, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations for the peer-to-peer lending service industry, and there can be no assurance that the PRC government authority will ultimately take a view that is consistent with us.

36

Our business model could be negatively affected by changes and fluctuation in the banking industry.

Our business model is premised on the fact that SMEs and microenterprises are generally underserved by the banking industry because commercial banks in China have been reluctant to transact with SMEs and microenterprises that have no credit support, such as third-party guarantees, or adequate collateral of tangible assets, and we believe that they will remain so in the foreseeable future. This has created opportunities for us to develop and expand our business. However, new trends in the banking industry or the applicable regulatory requirements may alleviate the high transaction costs or the lack of collateral and public information generally associated with bank financing to our target clients or otherwise make this business more attractive to banks. In the event that commercial banks begin to compete with us by making loans directly to our target clients without our facilitation, we may experience less demand for and greater competition with respect to our business. Furthermore, any such direct competition with our cooperating banks will undermine our relationship with them and may adversely affect our business, results of operations and prospects.

Misconduct, errors and failure to function by our management and employees and third-party service providers could harm our business and reputation.

We are exposed to many types of operational risks, including the risk of misconduct and errors by our management , employees and third-party service providers. Our business depends on our management, employees and third-party service providers interacting with potential borrowers, conducting sufficient due diligence review and collecting borrowers’ information, all of which involve the use and disclosure of personal information. We could be materially adversely affected if transactions were redirected, misappropriated or otherwise improperly executed, if personal information was disclosed to unintended recipients or if an operational breakdown or failure in the processing of transactions occurred, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal information and interact with borrowers and banks is governed by various PRC laws. It is not always possible to identify and deter misconduct or errors by management and employees or third-party service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our management and employees or third-party service providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with borrowers and investors, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability.

The laws and regulations governing the financial advisory service industry in China are developing and evolving and subject to changes. If our practice is deemed to violate any PRC laws or regulations, our business, financial conditions and results of operations would be materially and adversely affected.

Due to the relatively short history of the internet finance industry in China, the PRC government has not adopted a clear regulatory framework governing the industry. On July 18, 2015, the People’s Bank of China together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the internet finance industry titled the Guidelines on Promoting the Healthy Development of Internet Finance, or the Guidelines. The Guidelines introduced formally for the first time the regulatory framework and basic principles for internet finance industry in China, including but not limited to internet payment, online lending, equity crowd-funding, internet fund sales, internet insurance, internet trust and internet consumer finance. However, the Guidelines only set out the basic principles for internet finance industry, and On August 17, 2016, the Lending Regulations were adopted to implement and enforce the principles set out in the Guidelines.

As of the date of this report, we have not been subject to any material fines or other penalties under any PRC laws or regulations including those governing the financial advisory service industry in China. However, if our practice is deemed to violate any rules, laws or regulations, we may face injunctions, including orders to cease illegal activities, and may be exposed to other penalties as determined by the relevant government authorities as well. If such situations occur, our business, financial condition and prospects would be materially and adversely affected. In addition, given the evolving regulatory environment in which we operate, we cannot rule out the possibility that the PRC government will institute a licensing regime covering our industry. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

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If we do not compete effectively, our results of operations could be harmed.

The online consumer finance platform industry in China is intensely competitive and evolving. We compete with a large number of consumer finance platforms. We also compete with financial products and companies that attract borrowers, investors or both. With respect to borrowers, we primarily compete with traditional financial institutions, such as consumer finance business units in commercial banks, credit card issuers and other consumer finance companies. With respect to investors, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts, real estate and alternative asset classes.

Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our competitors may also have longer operating histories, more extensive borrower or investor bases, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new products, offering more attractive investment returns or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the volume of loan transactions facilitated through our platform, we may have to offer higher investment return to investors or charge lower transaction fees, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our platform could stagnate or substantially decline, we could experience reduced revenues or our platform could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

Our business is subject to risks related to lawsuits and other claims brought by our clients.

We are subject to lawsuits and other claims in the ordinary course of our business. In particular, we may face arbitration claims and lawsuits brought by our clients who have bought internet finance products, such as suits alleging misconduct by the managers of third-party funds that we have recommended or made available to our clients. In connection with our facilitating small short-term loans, we may encounter complaints alleging breach of contract or potentially usury claims in our ordinary course of business. We may also encounter complaints alleging misrepresentation on the part of our relationship managers or other employees or that we have failed to carry out a duty owed to them. This risk may be heightened during periods when credit, equity or other financial markets are deteriorating in value or are volatile, or when clients or investors are experiencing losses. Actions brought against us may result in settlements, awards, injunctions, fines, penalties or other results adverse to us, including harm to our reputation. Even if we are successful in defending against these actions, we may incur significant expenses in the defense of such matters. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early stage. A substantial judgment, award, settlement, fine, or penalty could be materially adverse to our operating results or cash flows for a particular future period, depending on our results for that period.

Our failure to respond to rapid product innovation in the financial industry in a timely and cost-effective manner may have an adverse effect on our business and operating results.

The financial industry is increasingly influenced by frequent new service introductions and evolving industry standards. We believe that our future success will depend on our ability to continue to anticipate service innovations and to offer additional services that meet evolving standards on a timely and cost-effective basis. There is a risk that we may not successfully identify new service opportunities or develop and introduce these opportunities in a timely and cost-effective manner. In addition, products and services that our competitors develop or introduce may render our products and services less competitive. As a result, failure to respond to product and service innovation that may affect our industry in the future may have a material adverse effect on our business and results of operations.

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Our operating history may not provide an adequate basis to judge our future prospects and results of operations.

We commenced our business in 2013 as an online financial platform focusing on online peer-to-peer lending services. We seek to develop new internet finance products, but it is difficult to predict whether our new products will be well-accepted by our customers. Although we recorded net income in the prior year, we cannot assure you that our results of operations will not be adversely affected in any future period. We have limited operating history and as a result limited experience in delivering services, which makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in a rapidly evolving and increasingly competitive market in China.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations, including the levels of our net revenues, expenses, net income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any one quarter are not necessarily an indication of future performance.

We experience seasonality in our business, reflecting seasonal fluctuations in internet usage and traditional personal consumption patterns, as our individual borrowers typically use their borrowing proceeds to finance their personal consumption needs. For example, we generally experience lower transaction value on our online consumer finance platform during national holidays in China, particularly during the Chinese New Year holiday season which is during the first quarter of each year. While our rapid growth has somewhat masked this seasonality, our results of operations could be affected by such seasonality in the future.

The proper functioning of our technology platform is essential to our internet finance business. Any failure to maintain the satisfactory performance of our website and systems could materially and adversely affect our business and reputation.

We are constantly upgrading our platform to provide increased scale, improved performance for both PC and mobile versions of our internet finance platform. The satisfactory performance, reliability and availability of our technology platform are critical to our success and our ability to attract and retain customers and provide quality customer service. To adapt to new products and upgrade our technology infrastructure requires significant investment of time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Maintaining and improving our technology infrastructure require significant levels of investment. Adverse consequences could include unanticipated system disruptions, slower response times, impaired quality of clients’ experiences and delays in reporting accurate operating and financial information. Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced performance could reduce the number of loans transacted and the attractiveness of product offerings on our platform. Our servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, website slowdown or unavailability, delays or errors in transaction processing, loss of data or the inability to accept and fulfill customer orders. Security breaches, computer viruses and hacking attacks have become more prevalent in our industry. We can provide no assurance that our current security mechanisms will be sufficient to protect our IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage our reputation and our financial condition, results of operations and business prospects, as well as our reputation, could be materially and adversely affected.

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Any deficiencies in China’s internet infrastructure could impair our ability to consummate loans over our website and mobile applications, which could cause us to lose customers and harm our operating results.

Our internet finance business depends on the performance and reliability of the internet infrastructure in China since substantially all of our computer hardware is currently located in China. The availability of our website depends on telecommunications carriers and other third-party providers for communications and storage capacity, including bandwidth and server storage, among other things. If we are unable to enter into or renew agreements with these providers on commercially acceptable terms, or if any of our existing agreements with such providers are terminated as a result of our breach or otherwise, our ability to provide our services to our customers could be adversely affected. Almost all access to the internet in China is maintained through state-owned telecommunication carriers under administrative control, and we obtain access to end-user networks operated by such telecommunications carriers and internet service providers to give customers access to our website. We may experience service interruptions in the future, which are typically caused by service interruptions at the underlying external telecommunications service providers, such as the internet data centers and broadband carriers from which we lease services. Service interruptions prevent consumers from accessing our website and mobile applications and consummating loans, and frequent interruptions could frustrate customers and discourage them from attempting to consummate loans, which could cause us to lose customers and harm our operating results.

If we fail to adopt new technologies or adapt our website, mobile applications and systems to changing customer requirements or emerging industry standards, our internet finance business may be materially and adversely affected.

To remain competitive in the internet finance business, we must continue to enhance and improve the responsiveness, functionality and features of our website and mobile applications. The internet finance industry in China is characterized by rapid technological evolution, continual changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. The success of our internet finance business will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices, such as mobile internet, in a cost-effective and timely way. The development of websites, mobile applications and other proprietary technology entails significant technical and business risks. We cannot assure you that we will be able to use new technologies effectively or adapt our website, mobile applications, proprietary technologies and systems to meet evolving customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, the overall prospects, financial condition and results of operations of our internet finance business may be materially and adversely affected.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect borrower willingness to seek loans and investor ability and desire to invest in loans. Economic conditions in China are sensitive to global economic conditions. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries. Adverse economic conditions could also reduce the number of qualified borrowers seeking loans through us. Should any of these situations occur, the amount of loans facilitated through us and our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

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We may not be able to prevent unauthorized use of our intellectual property, which could reduce demand for our products and services, adversely affect our revenues and harm our competitive position.

We rely primarily on a combination of copyright, trade secret, trademark and anti-unfair competition laws and contractual rights to establish and protect our intellectual property rights in our research reports, our services and other aspects of our business. We cannot assure you that the steps we have taken or will take in the future to protect our intellectual property or piracy will prove to be sufficient. Implementation of intellectual property-related laws in China has historically been lacking, primarily due to ambiguity in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protection in China may not be as effective as in the United States or other countries. Current or potential competitors may use our intellectual property without our authorization in the development of products and services that are substantially equivalent or superior to ours, which could reduce demand for our solutions and services, adversely affect our revenues and harm our competitive position. Even if we were to discover evidence of infringement or misappropriation, our recourse against such competitors may be limited or could require us to pursue litigation, which could involve substantial costs and diversion of management’s attention from the operation of our business.

Confidentiality agreements with employees, product providers and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

We require our employees, product providers, cooperating partners and others to enter into confidentiality agreements (or agreements that contain confidentiality terms) in order to protect our trade secrets and other proprietary information and, most importantly, our client information. These agreements might not effectively prevent disclosure of our trade secrets, know-how or other proprietary information and might not provide an adequate remedy in the event of unauthorized disclosure of such confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive position.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from, third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

Our future success depends on the continuing efforts to retain our existing management team and other key employees as well as to attract, integrate and retain highly skilled and qualified personnel, and our business may be disrupted if we lose their services.

Our future success depends heavily on the continued services of our current executive officers and senior management team. We also rely on the skills, experience and efforts of other key employees, including management, marketing, support, research and development, technical and services personnel in our internet finance businesses. Qualified employees are in high demand in the internet finance industries in China, and our future success depends on our ability to attract, train, motivate and retain highly skilled employees and the ability of our executive officers and other members of our senior management to work effectively as a team.

If one or more of our executive officers or other key employees are unable or unwilling to continue in their present positions, we may not be able to find replacements easily, which may disrupt our business operations. We do not have key personnel insurance in place. If any of our executive officers or other key employees joins a competitor or forms a competing company, we may lose clients, know-how, key professionals and staff members. In addition, although each of our executive officers has entered into an employment agreement with us, not all of them contain non-competition provisions. Even for those executive officers whose employment agreements contain confidentiality and non-competition provisions, we cannot assure you of the extent to which any of these agreements could be enforced in China if any dispute arises between them and us because of the uncertainties of China’s legal system.

41

Our revenues and operating results can fluctuate from period to period, which could cause the price of our common stock to fluctuate.

Our revenues and operating results have fluctuated in the past and may fluctuate from period to period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following factors, as well as other factors described elsewhere in this annual report:

●	negative public perception and reputation of the internet finance industry;

●	changes in laws or regulatory policy that could impact our ability to provide internet finance services to our clients;

●	failure to enter into contracts with new financial institutions;

●	cancellations or non-renewal of existing contracts with financial institutions; and

●	changes in the number of clients who decide to effectively terminate their relationship with us.

As a result of these and other factors, the results of any prior quarterly or annual periods should not be relied upon as indications of our future revenues or operating performance.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our common stock may be materially and adversely affected.

As a public company in the United States, we are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report from management on the effectiveness of its internal control over financial reporting in our annual report on Form 10-K. In addition, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting.

Our management has concluded that our internal control over financial reporting is not effective as of June 30, 2016. As a result, our financial statements could contain material misstatements and we could fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our common stock.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although we believe that our anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our platform and better serve borrowers and investors. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our platform and loan products;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced loan products and services or that any new or enhanced loan products and services, if developed, will achieve market acceptance or prove to be profitable.

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Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve borrowers and investors could diminish, resulting in a material adverse effect to our business.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our platform.

Our business could also be adversely affected by the effects of Zika virus, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having Zika virus, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

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Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to our variable interest entity (Benefactum Beijing) do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.

Foreign ownership of certain types of internet businesses, such as internet information services, is subject to restrictions under applicable PRC laws, rules and regulations. For example, foreign investors are generally not permitted to own more than 50% of the equity interests in a value-added telecommunication service provider. Any such foreign investor must also have experience and a good track record in providing value-added telecommunications services overseas. All our revenue is generated by contractually controlled and managed entity, Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”).

The contractual arrangements give us effective control over Benefactum Beijing and enable us to obtain substantially all of the economic benefits arising from it as well as consolidate the financial results of it in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

In the opinion of SD & Partners, our PRC counsel, the ownership structures of our material wholly-foreign owned enterprise and our material variable interest entity in China, do not and will not violate any applicable PRC law, regulation or rule currently in effect; and the contractual arrangements between our material wholly-foreign owned enterprise, our material variable interest entity and their respective equity holders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and will not violate any applicable PRC law, rule or regulation currently in effect. However, SD & Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to the opinion of our PRC legal counsel.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or our variable interest entity are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of our PRC subsidiary or variable interest entity, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our variable interest entity in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material variable interest entity or otherwise separate from it and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our variable interest entity in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

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Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law.

The Ministry of Commerce, or the MOFCOM, published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the major existing laws and regulations governing foreign investment in China While the MOFCOM solicited comments on this draft earlier this year, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the entire legal framework regulating foreign investments in China.

Among other things, the draft Foreign Investment Law purports to introduce the principle of “actual control” in determining whether a company is considered a foreign invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity organized in a foreign jurisdiction, but cleared by the MOFCOM as “controlled” by PRC entities and/or citizens, would nonetheless be treated as a PRC domestic entity for investment in the “restriction category” on the “negative list.” In this connection, “control” is broadly defined in the draft law to cover any of the following summarized categories:

●	holding 50% or more of the voting rights or similar equity interest of the subject entity;

●	holding less than 50% of the voting rights or similar equity interest of the subject entity but having the power to directly or indirectly appoint or otherwise secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to materially influence the board, the shareholders’ meeting or other equivalent decision making bodies; or

●	having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial, staffing and technology matters.

Once an entity is determined to be an FIE, and its investment amount exceeds certain thresholds or its business operation falls within a “negative list” purported to be separately issued by the State Council in the future, market entry clearance by the MOFCOM or its local counterparts would be required.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangements would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. For any companies with a VIE structure in an industry category that is in the “restriction category” on the “negative list,” the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

Based on the definition of “control” in the draft Foreign Investment Law as currently proposed, we believe that there are strong basis for a determination that we and our variable interest entity is ultimately controlled by PRC citizens for the following reasons:

●	After the Reverse Merger is consummated, Benefactum Alliance will effectively take full control of Sino Fortune and the shareholders of Benefactum Alliance will own 337,500,000 shares of Sino Fortune;
●

One of the shareholders of Benefactum Alliance is a PRC citizen or national. The remaining shareholders of Benefactum Alliance are Seychelles Companies, however, their shareholders are also PRC citizens or nationals;

●	Because Benefactum Alliance indirectly controls Benefactum Shenzhen which, in turn, via a series of VIE Agreements, has the right to appoint the Chairman and directors of Benefactum Beijing, Benefactum Alliance effectively controls the board and all management decisions of Benefactum Beijing. Effectively, Benefactum Alliance also has the power to exert decisive influence over its operations, financial, staffing and technology matters.

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 However, there are significant uncertainties as to how the control status of our company, our variable interest entity and our equity investees with a VIE structure would be determined under the enacted version of the Foreign Investment Law. In addition, it is uncertain whether any of the businesses that we currently operate or plan to operate in the future through our consolidated entities and the businesses operated by our equity investees with a VIE structure would be on the to-be-issued “negative list” and therefore be subject to any foreign investment restrictions or prohibitions. We also face uncertainties as to whether the enacted version of the Foreign Investment Law and the final “negative list” would mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure and whether such clearance can be timely obtained, or at all. If we or our equity investees with a VIE structure were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law, further actions required to be taken by us or such equity investees under the enacted Foreign Investment Law may materially and adversely affect our business and financial condition.

In addition, our corporate governance practice may be materially impacted and our compliance costs could increase if we were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law. For instance, the draft Foreign Investment Law as proposed purports to impose stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that would be required for each investment and alteration of investment specifics, a prospectus would be mandatory, and large foreign investors meeting certain criteria would be required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations could potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible could be subject to criminal liabilities.

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

We rely on contractual arrangements with our variable interest entity to operate our electronic platform in China and other businesses in which foreign investment is restricted or prohibited. For a description of these contractual arrangements, see “History and Corporate Structure — Contractual Arrangements with Benefactum Beijing.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entity.

If we had direct ownership of the variable interest entity, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of the entity, which could effect changes at the management and operational level. Under our contractual arrangements, we would be able to change the members of the boards of directors of the entity only by exclusively exercising the equity holders’ voting rights and would have to rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in the contractual arrangements in order to exercise our control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our variable interest entity and its equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using our domain names and trademarks which the relevant variable interest entity has exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the variable interest entity at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

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Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our variable interest entity or its equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into an option agreement in relation to our variable interest entity, which provides that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of the option is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into an equity interest pledge agreement with respect to the variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of such agreement through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreement are primarily intended to help us collect debts owed to us by the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entity.

In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the relevant call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entity, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

Our variable interest entity, Benefactum Beijing, holds licenses and approvals and assets that are necessary for our business operations, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the variable interest entities and restrict the disposal of material assets of the variable interest entities. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate our variable interest entity or our variable interest entity declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entity, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our variable interest entity undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

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The equity holders, directors and executive officers of our variable interest entity, as well as our employees who execute other strategic initiatives may have potential conflicts of interest with our company.

PRC laws provide that a director and an executive officer owe a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the variable interest entity, Bodang Liu, Jiaolin Wang and Wei Zheng, must act in good faith and in the best interests of the variable interest entity and must not use their respective positions for personal gain. On the other hand, as a director of our company, Mr. Liu has a duty of care and loyalty to our company and to our shareholders as a whole under Nevada law. We control our variable interest entity through contractual arrangements and the business and operations of our variable interest entity are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the variable interest entity and as directors or employees of our company.

We cannot assure you that these individuals will always act in the best interests of our company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these individuals will ensure that the variable interest entity will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material and adverse effect on our business, financial condition and results of operations.”

The contractual arrangements with our variable interest entity may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the variable interest entity or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our variable interest entity, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or variable interest entity and/or variable interest entity equity holders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

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Risks Related to Doing Business in the People’s Republic of China

Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

All of our operations are conducted in the PRC and all of our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

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Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify MOFCOM, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. In addition, on August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the SAIC, the China Securities Regulatory Commission, or the CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. Under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. Our proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million in the year prior to any proposed acquisition would be subject to MOFCOM merger control review. Certain transactions we may undertake could be subject to MOFCOM merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. In addition, MOFCOM has not accepted antitrust filings for any transaction involving parties that adopt a variable interest entity structure. If MOFCOM’s practice remains unchanged, our ability to carry out our investment and acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether transactions that we may undertake would subject us to fines or other administrative penalties and negative publicity and whether we will be able to complete large acquisitions in the future in a timely manner or at all.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. Currently, we generate no revenues offshore. However, if we generate revenues offshores in the future and if we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

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Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

Presently all of our revenue is denominated in RMB. The RMB is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC subsidiary, which is a wholly-foreign owned enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our common stock, or pay principal and interest in foreign currencies to the holders of the notes. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries and the variable interest entities.

Fluctuations in exchange rates could result in foreign currency exchange losses and could materially reduce the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the PRC government has allowed the RMB to appreciate slowly against the U.S. dollar again, and it has appreciated more than 10% since June 2010. In April 2012, the PRC government announced that it would allow more RMB exchange rate fluctuation. On August 11, 2015, the PRC government set the central parity rate for the RMB nearly 2% lower than that of the previous day and announced that it will begin taking into account previous day’s trading in setting the central parity rate. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. Substantially all of our revenues and costs are denominated in RMB, and a significant portion of our financial assets are also denominated in RMB while a significant portion of our debt is denominated in U.S. dollars. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the RMB may materially and adversely affect our liquidity and cash flows. To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount we would receive.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

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We only have contractual control over our website. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require Benefactum Shenzhen to adjust its taxable income under the contractual arrangements it currently has in place with our consolidated variable interest entity in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See “—Risks Related to Our Corporate Structure—Contractual arrangements in relation to our consolidated variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated variable interest entity owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiary, as a wholly foreign-owned enterprise in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or common stock holders.”

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Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the United States relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our common stock.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Although we have made contributions to some employee benefit plans, such as social security plans, we may have not made adequate employee benefit payments required by PRC regulations. We may be required to make up the contributions for these plans as well as pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

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In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

PRC regulations regarding peer-to-peer lending impose significant regulatory restrictions on business scope, lending amount, and registration requirements, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth. In addition, the implementing regulations have yet to be announced and there is substantial uncertainty over it. The costs and burden of compliance with such regulations may be sufficiently inhibitory to negatively affect our profitability and growth.

Under The Provisional Regulations on Administration of Business Activities of Online Lending Intermediary Information Agencies (the “Lending Regulations”), peer-to-peer platforms will not be able to accept deposits from the public, nor create asset pools, or provide any form of guarantee for lenders. In addition, according to the Lending Regulations, an individual may borrow a maximum of RMB 200,000 from a single peer-to-peer platform and a maximum of MRB 1 million from all peer-to-peer platforms. A company can borrow no more than RMB 1 million from a single peer-to-peer platform, and no more than RMB 5 million from all peer-to-peer platforms. The Lending Regulations require a peer-to-peer lending platform to register with the local financial supervisory department, and to apply for related licenses for providing telecommunication services.

While currently our business practice only involves connecting investors with individual and SMEs borrowers, we are actively planning to expand our practices to other areas, such as selling asset management products. The restrictions on business scope may make it more difficult for us to pursue growth through expanding business scope. In addition, the borrowing and lending caps imposed by the Lending Regulations could affect our ability to match investors with prospective borrowers who have substantial capital needs. Our profits may decrease, as our revenue is based on loan amounts.

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Though Benefactum Beijing has obtained a business license, we have not registered our platform with the local financial supervisory department, nor had we applied for any licenses for providing telecommunication services. Although the Lending Regulations take effect immediately on August 17, 2016, peer-to-peer platforms are given a year to adjust their practices to comply with them. We have been advised by our Chinese counsel that regulations and rules regarding registration as an online lending intermediary information agency, apart from the ICP license, remain unclear at this moment. There is significant uncertainty as to whether practices that we may undertake would subject us to fines or other administrative penalties.

The future development and implementation of anti-money laundering laws in China may increase our obligation to supervise and report transactions with our customers, thereby increasing our compliance efforts and costs and exposing us to criminal measures or administrative sanctions for non-compliance.

The Lending Regulations provides that an internet lending intermediary information agency is obligated to “fulfill its anti-money laundering and anti-terrorist financing obligations according to relevant laws, such as examining client identification, reporting suspicious transactions and maintaining client identity documents and transaction records”. PRC laws and regulations relating to anti-money laundering have evolved significantly in recent years and may continue to develop. In the future, we may be required to supervise and report transactions with our customers for anti-money laundering or other purposes, which may increase our compliance efforts and costs and may expose us to potential criminal measures or administrative sanctions if we fail to establish and implement the required procedures or otherwise fail to comply with the relevant laws and regulations.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Risks Relating to Investment in Our Securities

An active public market for our common stock may not develop or be sustained, which would adversely affect the ability of our investors to sell their securities in the public market.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Holders of a significant number of our shares and/or their designees may be eligible to sell our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a non-affiliate stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period, and provided that there is current public information available, may sell all of its securities. Rule 144 also permits the sale of securities, without any limitations, by a non-affiliate that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

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If we fail to maintain effective internal controls, we may not be able to accurately report our financial results or prevent fraud, and our business, financial condition, results of operations and reputation could be materially and adversely affected.

We will become a public company upon completion of the Reverse Merger and our internal control will be essential to the integrity of our business and financial results. Our public reporting obligations are expected to place a strain on our management, operational and financial resources and systems in the foreseeable future. In preparation for this offering, we have implemented measures to enhance our internal controls, and plan to take steps to further improve our internal controls. If we encounter difficulties in improving our internal controls and management information systems, we may incur additional costs and management time in meeting our improvement goals. We cannot assure you that the measures taken to improve our internal controls will be effective. If we fail to maintain effective internal controls in the future, our business, financial condition, results of operations and reputation may be materially and adversely affected.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

Overview

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance Holdings Company Limited, a British Virgin Islands company (“Benefactum Alliance”), Benefactum Sino Limited, a Hong Kong company (“Benefactum Sino”) and Benefactum Alliance (Shenzhen) Investment Consulting Company Limited, a People’s Republic of China company (“Benefactum Shenzhen” or “WFOE”) and our contractually controlled and managed company, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., a People’s Republic of China company (“Benefactum Beijing”), operate an electronic online financial platform, www.hyjf.com, which is designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China. We believe our services provide an effective financial credit facility solution to under-served SME and individual borrowers. On the other end, our online financial platform provides investors with attractive returns with investment thresholds as low as RMB1 ($ 0.15). Investors have the option to individually select specific loans to invest in. We also offer investors a risk reserve fund service with the aim of limiting losses to investors from borrower defaults. In addition, we provide investors with access to a liquid secondary market, giving them an opportunity to exit their investments before the underlying loans become due.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. Accordingly, we plan to continue operating our online financial platform in China through Benefactum Beijing, which were incorporated in September 2013.

From September 2013 when the company established, as of August 31, 2016, we have facilitated over RMB 7,586,363,795 ($1,156,085,365) in loans and have more than187,835 registered individual investors.

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We generate revenue from our services in connection with matching investors with individual and SMEs borrowers, primarily consisting of service fees and management fees.

Service fee

We charge a service fee from borrowers for each effected loan through our platform, which is accounted for as revenue, and immediately deducted from the proceeds to the borrowers when a loan is initiated. The service fee is 1.5%-3.0% of the total amount of each loan, depending on the duration of the loan. Additionally, we charge investors a service fee based on a similar rate of the proceeds of sale of creditors’ rights from the sale of such rights on our online platform.

Our service fee rates are set forth below:

Loan Duration	Service Fee Rate	(% of loan amount or sale proceeds of creditors’ rights)
1 month	1.5
2 months	2.0
3 months	2.0
4 months	2.2
5 months	2.2
6 months	3.0
12 months	3.0

Management fee

Apart from services fees, we also charge a monthly management fee of 0.3% of the loan amount on all active accounts (i.e. accounts with outstanding loans), which is paid to us when the loans are repaid on maturity.

Important Factors Affecting Our Results of Operations

Major factors affecting our results of operations include the following:

●	Economic Conditions in China

The demand for online consumer finance marketplace services from borrowers and investors is dependent upon overall economic conditions in China. General economic factors, including the interest rate environment and unemployment rates, may affect borrowers’ willingness to seek loans and investors’ ability and desire to invest in loans. For example, significant increases in interest rates could cause potential borrowers to defer obtaining loans as they wait for interest rates to become stable or decrease. Additionally, a slowdown in the economy, such as from a rise in the unemployment rate and a decrease in real income, may affect individuals’ level of disposable income. This may negatively affect borrowers’ repayment capability, which in turn may decrease their willingness to seek loans and potentially cause an increase in default rates. If actual or expected default rates increase generally in China or the consumer finance market, investors may delay or reduce their investments in loan products in general, including on our marketplace.

●	Ability to Acquire Borrowers and Investors Effectively

Our ability to increase the loan volume facilitated through our marketplace largely depends on our ability to attract potential borrowers and investors through sales and marketing efforts. Our sales and marketing efforts include those related to borrower and investor acquisition and retention, and general marketing. We intend to continue to dedicate significant resources to our sales and marketing efforts and constantly seek to improve the effectiveness of these efforts, in particular with regard to borrower and investor acquisition.

We acquire borrowers and investors primarily via two means, our own platform and referrals from third party guarantors. The general public may get access to our platform and submit a borrower profile online. We also acquire borrowers through referrals from financial institutions we partner with. As of August 31, 2016, we have entered into cooperation agreements with six pawn shops in Shandong, Jilin, Inner Mongolia, Hubei provinces, three guarantor institutions and one micro credit company, and four asset management companies and financial leasing companies. Once a potential borrower is referred to us, all the remaining aspects of the transaction life cycle are handled by us, from application to credit assessment to matching and servicing.

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●	Effectiveness of Risk Management

Our ability to effectively segment borrowers into appropriate risk profiles affects our ability to offer attractive pricing to borrowers as well as our ability to offer investors attractive returns, both of which directly relate to the level of user confidence in our marketplace. We manage the credit risk on behalf of the investors primarily in the following:

○	We evaluate the borrower’s repayment ability via our pre-transaction credit assessment and fraud detection using our big data credit assessment system. Potential borrowers who do not meet our credit assessment grade will be denied loans;

○	We offer a risk reserve fund which is 2-5% of the credit extended by the third-party guarantors or borrowers who do not have a guarantor;

○	Each loan transaction facilitated on our platform is guaranteed by a third party guarantor who is jointly and severally liable for the loan and/or secured by collateral provided by borrowers;

○	Additionally, our risk control department monitors the borrowers’ financial activities and condition post funding. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will determine the proper action to take to avert or minimize the risk of non-payment.

●	Ability to Innovate

Our growth to date has depended on, and our future success will depend in part on, successfully meeting borrower and investor demand with new and innovative loan and investment products. We have made and intend to continue to make efforts to develop loan and investment products for borrowers and investors. We constantly evaluate the popularity of our existing product offerings and develop new products and services that cater to the ever evolving needs of our borrowers and investors. Over time we will continue to expand our offerings by introducing new products. From the borrower perspective, we will continue to develop tailored credit products to meet the specific needs of our target borrowers. We plan to expand our ability to implement risk-based pricing by developing more pricing grades to optimize loans based on individual credit criteria, enabling us to facilitate customized loans tailored to individual borrowers’ specific credit profiles.

●	Regulatory Environment in China

On December 28, 2015, the China Banking Regulatory Commission (“CBRC”) published a draft of the “Interim Administrative Measures for the Business Activities of Peer-to-Peer Lending Information Intermediaries” (“Draft Measures”). Although the Draft Measures were expected to be revised, they shed light on the government’s basic regulatory mindset on “peer-to-peer” lending. The Draft Measures define “peer-to-peer lending information intermediaries,” or “Information Intermediaries”, as the financial information intermediaries that are engaged in peer-to-peer lending information business and provide lenders and borrowers with lending information services, such as information collection and publication, credit rating, information interaction and loan facilitation. The Draft Measures list certain businesses that an Information Intermediary must not, by itself or on behalf of a third party, participate in, including (i) using its internet financing platform to finance itself or its affiliates; (ii) directly and indirectly collecting and consolidating funds from lenders; (iii) providing security or guarantee of principal and interest to lenders; and (iv) advertising or introducing financing projects to non-real-name registered users (hereinafter referred to as “off-line sales activities”).

Benefactum Beijing determined that it was an Information Intermediary and that its platform was indeed used for “off-line sales activities”.

In anticipation of the implementation of the Draft Measures, Benefactum Beijing ceased this aspect of its operations and laid off more than 1000 employees in April 2016.

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Also in April 2016, Benefactum Beijing and Shanghai Nami Financial Consulting Co., Ltd (“Nami”) entered into a corporation agreement, pursuant to which Nami will refer potential investors to Benefactum Beijing, and in turn Benefactum Beijing will pay Nami a service fee based on the amount of loans it refers to Benefactum Beijing. Essentially, Nami serves as an off-line sales team for Benefactum Beijing.

On August 17, 2016, the CBRC, Ministry of Public Security, Cyberspace Administration of China and the Ministry of Industry and Information Technology issued the Provisional Regulations on Administration of Business Activities of Online Lending Intermediary Information Agencies (the “Lending Regulations”) prohibiting peer-to-peer lending platforms to accept deposits from the public, create asset pools, or to provide any form of guarantee for lenders. Under the Lending Regulations, peer-to-peer lending companies will not be able to sell wealth management products, or issue asset-backed securities, and platforms will have to use third-party banks as custodians for investors’ funds.

Under the Lending Regulations, individuals are restricted to borrowing up to RMB 200,000 from a single peer-to-peer platform and RMB 1 million in total from different peer-to-peer platforms. For companies, the caps are RMB 1 million on a single platform and RMB 5 million in aggregate. In addition, peer-to-peer platforms will not be allowed to operate “off-line”. Specifically, peer-to-peer platforms can only conduct marketing and advertising activities on the internet or through other electronic ways, such as mobile phones, telephones, etc. Platforms must adhere to certain transparency disclosures such as disclosing information about the investment projects, lending statistics, rates of defaults, most recent completed transactions on their respective websites, and designating a special column on their websites to disclose their annual reports and relevant laws and regulations regarding peer-to-peer lending. Moreover, peer-to-peer platforms have to retain law firms, accounting firms, information security evaluation firms or other third-party evaluation companies to work on the platforms’ auditing and compliance matters, and ensure the information system is secure and safe.

According to the Lending Regulations, after receiving its business license, a peer-to-peer lending platform needs to register with the local financial supervisory department, and apply for related licenses for providing telecommunication services. The Lending Regulations took effect on August 17, 2016, and peer-to-peer platforms are given up to 12 months to adjust their practices to comply with them.

In order to comply with the Lending Regulations, Benefactum Beijing is, among other things, applying for an ICP license, registering itself with the local financial supervisory bureau and adjusting its products on the platform to comply with the loan caps.

We will continue to make efforts to ensure that we are compliant with the existing laws, regulations and governmental policies relating to our industry and to comply with new laws and regulations or changes under existing laws and regulations that may arise in the future. While new laws and regulations or changes to existing laws and regulations could make loans more difficult to be accepted by investors or borrowers on terms favorable to us, or at all, these events could also provide new product and market opportunities.

Results of Operations of Benefactum Beijing

The following table sets forth a breakdown of revenue for the periods indicated, both in absolute amount and as a percentage of total revenues. The information should be read together with our consolidated financial statements and related notes included elsewhere in this report.

For the Three Months ended June 30, 2016 and June 30, 2015

	Three months ended June 30, 2016		Three months ended June 30, 2015
	Amount ($)	% of Total	Amount ($)	% of Total
Service Fee	4,090,169	71%	1,636,944	77%
Management Fee	1,657,236	29%	496,391	23%
Total	5,747,405	100%	2,133,335	100%

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Revenue

Our revenue increased from $2.1 million in the three months ended June 30, 2015 to $5.7million in the three months ended June 30, 2016, primarily due to the substantial increase in the volume of loans facilitated through our platform, which increased from approximately RMB 611 million in the three months ended June 30, 2015 to RMB 1,109 million in the three months ended June 30,2016.

Operating expenses

Our total operating expenses increased from $1.7 million in the three months ended June 30, 2015 to $6.2 million in the three months ended June 30,2016, primarily attributable to the increase in sales and marketing expenses, and to a lesser extent, to the increase in general and administrative expenses.

The following table sets forth the main components of our operating expenses for the three months ended June 30, 2016 and 2015.

	Three months ended June 30, 2016	Three months ended June 30, 2015
Sales & Marketing Expenses	$4,611,988	$1,708,773
General & Administrative expenses	$1,508,766	$629,330
Business & related taxes	$13,806	$15,108
Depreciation	$31,185	$14,200
Total Operating Expenses	$6,165,744	$1,737,411

Our sales and marketing expenses increased from $1.1 million in the three months ended June 30, 2015 to $4.6 million in the three months ended June 30,2016. The increase was primarily due to the increase in expenses associated with advertising and marketing. For example, we spent more money on internet advertising and cooperation with investment platforms specializing in internet financing such as Tou Zhi Jia Financial Information Service Limited Company.

Our general and administrative expenses increased by 139.7% from $0.6 million in the three months ended June 30, 2015 to $1.5 million in the three months ended June 30, 2016, primarily due to the increased legal and accounting fees associated with the Reverse Merger. We also hired more service professionals and increased the salaries and benefits paid to our management personnel. Our general and administrative expenses as a percentage of our total revenues only decreased from 29% for the three months ended June 30, 2015 to 26% for the three months ended June 30, 2016 period in spite of our substantial increases in general and administrative expenses primarily because our ability to grow our revenue at a higher pace than general and administrative expenses.

Net Income/(loss)

Because of substantial sales and marketing and general and administrative expenses incurred during the three months ended June 30, 2016, we recorded a net loss of $0.4 million in the three months ended June 30,2016, while there was a net income of $0.4million in the three months ended June 30,2015.

For the Six Months ended June 30, 2016 and June 30, 2015

	Six months ended June 30, 2016		Six months ended June 30, 2015
	Amount ($)	% of Total	Amount ($)	% of Total
Service Fee	8,149,066	72%	3,064,262	78%
Management Fee	3,158,481	28%	851,166	22%
Total	11,307,547	100%	3,915,428	100%

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Revenue

Our revenue increased from $3.9 million for the six months ended June 30, 2015 to $11.3 million for the six months ended June 30, 2016, primarily due to the substantial increase in the volume of loans facilitated through our platform, which increased from approximately RMB1,016 million in the six months ended June 30, 2015 to RMB2,277million in the six months ended June 30,2016.

Operating expenses

Our total operating expenses increased from $3.6 million in the six months ended June 30, 2015 to $10.1 million in the six months ended June 30, 2016, primarily attributable to the increase in sales and marketing expenses, and to a lesser extent, to the increase in general and administrative expenses.

The following table sets forth the main components of our operating expenses for the six months ended June30, 2016 and 2015.

	Six months ended June 30, 2016	% of Total	Six months ended June 30, 2015	% of Total
Sales & Marketing Expenses	$7,407,457	73%	$2,415,244	67%
General & Administrative expenses	$2,634,011	26%	$1,136,586	32%
Business & related taxes	$40,546	*	$27,871	1%
Depreciation	$65,547	1%	$25,636	1%
Total Operating Expenses	$10,147,561	100%	$3,605,337	100%

*Less than 1%

Our sales and marketing expenses increased from $2.4 million in the six months ended June 30,2015 to $7.4 million in the six months ended June 30,2016. The increase was primarily due to the increase in expenses associated with our proactive and continued user acquisition efforts.

Our general and administrative expenses increased by 131.7% from $1.1 million in the six months ended June 30, 2015 to $2.6 million in the six months ended June 30, 2016, primarily due to the increase in legal and accounting and external consulting fees associated with business restructuring and the Reverse Merger, and to a lesser extent, the increase in salaries and benefits paid to our remaining general and administrative personnel and new hires, offset by the payroll savings from terminating our off-line sales activities. Our general and administrative expenses as a percentage of our total revenues only decreased from 29% for the six months ended June 30, 2015 to 23% for the three months ended June 30, 2016 period in spite of our substantial increases in general and administrative expenses primarily because our ability to grow our revenue at a higher pace than general and administrative expenses.

Net Income/(loss)

For the foregoing reasons, particularly the substantial growth in our revenue, we recorded a net income of $1,050,990 in the six months ended June 30, 2016, compared to a net income of $261,024 in the six months ended June 30,2015.

For the Year ended December 31, 2015 and December 31, 2014

	Year ended December 31, 2015		Year ended December 31, 2014
	Amount ($)	% of Total	Amount ($)	% of Total
Service Fee	9,184,765	77%	2,175,439	90%
Management Fee	2,781,521	23%	247,099	10%
Total	11,966,286	100%	2,422,538	100%

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Revenue

Our revenue increased from $2.4 million for the year ended December 31, 2014 to approximately $12 million in the year ended December 31, 2015, primarily due to the substantial increase in the volume of loans facilitated through our platform, which increased from approximately RMB838 million in 2014 to RMB3,329 million in 2015.

Operating expenses

Our total operating expenses increased from $3.2 million in 2014 to $11.6 million in 2015, primarily attributable to the increase in sales and marketing expenses, and to a lesser extent, to the increase in general and administrative expenses.

The following table sets forth the main components of the Company’s operating expenses for the year ended December 31, 2015 and 2014.

	Year ended December 31, 2015	% of Total	Year ended December 31, 2014	% of Total
Sales & Marketing Expenses	$7,896,390	67%	$2,835,043	87%
General & Administrative expenses	$3,665,572	31%	$354,456	11%
Business & related taxes	$78,038	1%	$50,618	2%
Depreciation	$128,400	1%	$11,724	*
Total Operating Expenses	$11,768,400	100%	$3,251,841	100%

*Less than 1%

Our sales and marketing expenses increased from $2.8 million for the year ended December 31, 2014 to $7.9 million for the year ended December 31, 2015. The increase was primarily due to the increase in expenses associated with advertising and marketing. For example, we spent more money on internet advertising and cooperation with investment platforms specializing in internet financing such as Tou Zhi Jia Financial Information Service Limited Company. As a result, the number of our newly registered individual investors increased from 45,134 during the year ended December 31, 2014 to 95,624 during the year ended December 31, 2015.

Our general and administrative expenses increased by 934.1% from $0.4 million for the year ended December 31, 2014 to $3.7 million for the year ended December 31, 2015, primarily due to the hiring of more technicians, management staff, and increasing the salaries and benefits to our to our management personnel.

In spite of the increase in our general and administrative expenses, as a percentage of our total revenue, our general and administrative expenses only increased from 15% for the year ended December 31, 2014 to 31% for the year ended December 31, 2015. This is primarily attributable to the exponential growth in registered user base and resultant revenue growth.

Net Income/(loss)

For the foregoing reasons, we turn a loss into a profit in two years. We recorded a net income of $0.16 million for the year ended December 31, 2015, as compared to a net loss of $0.84 million for the year ended December 31, 2014.

Liquidity and Capital Resources

Sources of Liquidity

The cash balance at June 30, 2016 was $6,709,012. During the six months ended June 30, 2016, net cash provided by operating activities totaled $1,245,600. Net cash used in investing activities totaled $117,438. No cash was provided by financing activities during this period. The resulting change in cash for this period was an increase of $1,128,163, which was primarily due to the increase in payables and accruals of $1,318,983, the increase in net income of $1,050,990, and depreciation of $65,547, offset by an increase in receivables and prepayment of $1,189,919, and payment of $117,438 for the purchase of property and equipment.

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The cash balance as at December 31, 2015was $5,712,741. During the year ended Dec 31, 2015, net cash provided by operating activities totaled $4,989,732, primarily due to the increase in accounts payable and accrued liabilities and increase in the other payables. Net cash used in investing activities totaled $ 687,420, due to the purchase of property and equipment. No cash was provided by financing activities during this period.

As of June 30, 2016, we had $8,186,571 in total current liabilities, which included $602,025 in account payables and other accruals, $6,568,941 in other payable and $1,015,604 in business and related taxes payable. As of December 31, 2015, we had $7,032,396 in total current liabilities, which included $1,064,670 in account payables and other accruals, $5,410,913in other payable and $556,813 in business and related taxes payable.

Our total liabilities as of June 30, 2016 and December 31, 2015 amounted to $8,186,571 and $7,032,396 respectively. Our total assets amounted $9,664,750 as of June30, 2016, compared with the total assets amounted $7,460,753 as of December 31, 2015.

Going Concern Consideration

Our operations on financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. All inter-company balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance of doubtful accounts, deferred revenues and deferred income tax. Actual results could differ from those estimates.

Revenue Recognition

We recognize revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

Revenues are primarily composed of service fees and account management fees.

Service fee- Revenue is recognized when loan facilitation service fee is charged and collected from borrower upon the origination of the loan. Loan facilitation service is rendered when a loan is successfully matched between the lenders and the borrowers, and when a loan is originated. The origination of a loan takes place when the fund provided by the investor is transferred to the borrower.

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Account management fee- We also charge account management fee when borrower repays the loan as borrower repays the loan through our online platform. Management services is considered rendered when proceeds has been transferred to lenders. The fee is charged to borrower and is paid by borrower separately. We recognize the revenue when loan has been repaid and the service fee is collected.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronic equipment	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Earnings/(Loss) Per Share of Common Stock

We repost earnings (loss) per share in accordance with ASC Topic 260-10 “Earnings per Share.” Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840), ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an opinion to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In April 2016, FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of the new standard on its consolidated financial statements.

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PROPERTIES

We have three offices in Beijing, Shanghai and Shandong Province.

In Beijing, we lease approximately 1839.33 square feet of office space at Room 1105 and 1106 on the 10th Floor of #1 Building 6 Danleng Street, Beijing. The lease started on March 29, 2016 and expires on March 28, 2018. This lease provides for a monthly rent of RMB 59512.52 (approximately $8,909.06), a half-yearly property maintenance fee of RMB 24606.72 (approximately $3,683.64) and a yearly heating fee of RMB 16,062.72 (approximately $2,404.60).

In Shandong, we have two separate office spaces:

1)	We lease approximately 7152.62 square feet of office space on the 19th Floor of Ya Mai International Center, 7 Hong Kong Road, Southern District, Qingdao City, Shandong Province. The lease started on July 1 2016 and expires on June 30, 2019. This lease provides for a yearly rent of RMB1,100,000 (approximately $164,671).

2)	We lease approximately 7152.62 square feet of office space on the 17th Floor of Ya Mai International Center, 7 Hong Kong Road, Southern District, Qingdao City, Shandong Province. The lease started on April 1, 2015 and expires on April 30, 2018. This lease provides for a yearly rent of RMB1,100,000 (approximately $164,671).

We have three separate office spaces in Shanghai:

1)	We lease approximately 6670.00 square feet of office space at Room 2401, 2402 and 2403 on 2299 Yan’an West Road, Shanghai. The lease started on October 30, 2015 and expires on November 29, 2017. This lease provides for a rent-free period from October 30, 2015 to November 29, 2015, a monthly rent of RMB 94664.27 (approximately $14,171.30) from November 30, 2015 to November 29, 2016, and then a monthly rent of RMB 99018.82 (approximately $14,823.18) from November 30, 2016 to November 29, 2017. The monthly property management fee from October 30, 2015 to November 29, 2017 is RMB 19295.95 (approximately $2,888.62). *

2)	We lease approximately 2070.98 square feet of office space at Room 2404 on 2299 Yan’an West Road, Shanghai. The lease started on November 17, 2015 and expires on November 29, 2017. This lease provides for a rent-free period from November 17, 2015 to December 16, 2015, a monthly rent of RMB 29260.83 (approximately $4,380.36) from December 17, 2015 to December 16, 2016, and then a monthly rent of RMB 30606.83 (approximately $4,581.86) from December 17, 2016 to November 29, 2017. The monthly property management fee from November 17, 2015 to November 29, 2017 is RMB 5964.40 (approximately $892.87). *

3)	We lease approximately 2559.98 square feet of office space at Room 2412 on 2299 Yan’an West Road, Shanghai. The lease started on March 17, 2016 and expires on November 29, 2017. This lease provides for a rent-free period from March 17, 2016 to April 15, 2016, a monthly rent of RMB 36169.98 (approximately $5,414.67) from April 16, 2016 to March 16, 2017, and then a monthly rent of RMB 37833.80 (approximately $5,663.74) from March 17, 2017 to November 29, 2017. The monthly property management fee from March 17, 2016 to November 29, 2017 is RMB 7372.73 (approximately $1,103.70).

* Our office spaces at Room 2401, 2402, 2403 and 2404 on 2299 Yan’an West Road, Shanghai were originally leased under the name of Ningsheng Financial Information Service (Shanghai) Ltd. (“Ningsheng”). Benenfactum Beijing and Ningsheng entered into an acquisition agreement on December 5, 2015, pursuant to which Benefactum Beijing acquired all the assets of Ningsheng. Due to the acquisition, Benefactum Beijing, Ningsheng and Shanghai World Trade Mall Limited Company (the landlord) entered into a Modification Agreement to substitute Ningsheng with Benefactum Beijing as the tenant on March 11, 2016. The rent and term of the lease remain the same as the original lease.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Reverse Merger described in Items 1.01 and 3.02 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors as a group as of September 29, 2016.

Name and Address	Title of Class	Number of Shares Beneficially Owned (1)	Percentage Ownership of Shares of Common Stock
Owner of more than 5% of Class

Bodang Liu (1)(2)	Common Stock	33,750,000	9.84%

Household 1302, Unit 2, No. 35 Zhangzhou First Road, Shinan District, Qingdao, Shandong, China

Avis Genesis Inc. (1)(2)	Common Stock	168,750,000	49.20%

NovaSage Incorporation (Seychelles) Limited, Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles

Manor Goldie Inc. (1)(2)	Common Stock	135,000,000	39.36%

NovaSage Incorporation (Seychelles) Limited, Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles

Directors and Officers

Bodang Liu (3)	Common Stock	33,750,000	9.84%
Chin Leong Yang (4)	Common Stock	-	-
Wei Zheng (5)	Common Stock	-	-

All Officers and Directors (three persons)		33,750,000	9.84%

(1)	In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on the date of this Current Report on Form 8-K, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on the date of this Current Report on Form 8-K (342,960,000) and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred stock and on exercise of the warrants and options, subject to limitations on conversion and exercise. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	After the Reverse Merger, we issued to each of Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. 33,750,000, 168,750,000 and 135,000,000 restricted shares of our common stock pursuant to the Share Exchange Agreement and the Amendment, respectively. Avis Genesis Inc., a Seychelles company has one stockholder, namely Chunhua Li, holding 50,000 shares of Avis Genesis Inc. Accordingly, Li has sole investment and voting power over the shares owned by Avis Genesis Inc. Manor Goldie Inc., a Seychelles company also has one stockholder, namely Mengqiu Zhu, holding 50,000 shares of Manor Goldie Inc. Accordingly, Zhu has sole investment and voting power over shares owned by Manor Goldie Inc.

(3)	In connection with the Reverse Merger, Mr. Bodang Liu was appointed our new Chief Executive Officer and sole director on September 29, 2016.

(4)	Mr. Chin Leong Yang was appointed and succeeded Mr. Jing Xie as Secretary with effect from June 8, 2016

(5)	In connection with the Reverse Merger, Ms. Wei Zheng was appointed our new Chief Financial Officer on September 29, 2016.

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DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

Our Directors and Executive Officers

In connection with the change in control of the Company on March 2, 2016, Slav Serghei, our previous President, Treasurer, Secretary and sole director resigned from all of his positions with the Company effective March 1, 2016. Concurrently therewith, Mr. Jing Xie was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and sole director.

On June 8, 2016, the Board of Directors appointed Mr. Yang Chin Leong as the Company’s Secretary effective from that date. Mr. Yang is a resident of Singapore.

In connection with the Reverse Merger on September 29, 2016, Mr. Bodang Liu was appointed as our new Chief Executive Officer and sole director effective from September 29, 2016 and effective on the same date, Ms. Wei Zheng was appointed as our new Chief Financial Officer. Mr. Yang continued serving as the Company’s Secretary. As such, as of September 29, 2016, our officers and director are residents of the PRC and Singapore. As a result, it may be difficult for investors to effect service of process within the United States upon any of them to enforce court judgments obtained against them in the United States courts.

The following table sets forth certain information concerning our directors and executive officers prior to the Reverse Merger:

Set forth below is certain information regarding the former director and executive officers of the Company. There are no agreements with respect to the election of this director.

Name	Age	Position

Jing Xie	35	Chief Executive Officer, Chief Financial Officer and Director

Yang Chin Leong	62	Secretary

The following is a summary of the biographical information of our former director and officers:

Jing Xie – Chief Executive Officer, Chief Financial Officer and Director

        Mr. Jing has more than 10 years’ experience in IT positions in large corporations including Jardine One Solution Co., Ltd, UBS Corporate Management (Shanghai) Co. Ltd and IFG Research (Shanghai) Investment Management Consulting Co., Ltd. Mr. Xie has served as the CEO of IFG Research (Shanghai) Investment Management Consulting Co., Ltd., an investment advisory services and financial research company, since December 2015. As CEO, Mr. Xie is responsible for the company’s overall management, strategic planning and development, and formulation of the company’s policies and business strategy. From January 2012 to December 2015, Mr. Xie was an analyst with UBS Corporate Management (Shanghai) Co. Ltd, one of the members under UBS Group, where he was responsible for all IT construction projects of new UBS branches in East China area, which included network construction, office infrastructure, hardware and software setup, and other IT support services. From 2007 to 2012, Mr. Xie served as an analyst with Jardine One Solution Co., Ltd., where he was responsible for the local integrated IT services and projects in Shanghai. Mr. Xie graduated from the East China University of Science and Technology with a Bachelor degree of Business Administration. Mr Xie has also obtained a master degree of Financial Software Engineering from the Northwestern Polytechnical University, with major in the field of financial information management, electronic commerce, project management and software engineering.

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Chin Leong Yang – Secretary

Mr. Yang has been Chief Financial Officer and Treasurer of Asia Pacific Boiler Corporation since November 22, 2012. Mr. Yang served as Secretary of Asia Pacific Boiler Corporation from November 22, 2012 until March 2014 and has been its director since March 2014. In addition, Mr. Yang has been serving as Chief Financial Officer of G Capital Limited since 2012. He was a financial consultant to LaserSaver Pte Ltd from 2003 to 2011. Mr. Yang has extensive knowledge of accounting rules and regulations, corporate governance, internal control and has experience in the financial management of large corporations and public companies. Mr. Yang graduated from University of Otago, New Zealand and was admitted into New Zealand Society of Accountants in 1981 as an Associate Chartered Accountant.

Currently, there is no arrangement, agreement or understanding between management and non-management shareholders under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs. There are no agreements or understandings for any officer or director to resign at the request of another person and none of the current officers or directors is acting on behalf of, or will act at the direction of any other person.

Directors and Executive Officers after the Reverse Merger and following Mr. Xie’s Resignation:

Set forth below is certain information concerning our sole director and officers:

Name	Age	Position

Bodang Liu	37	Chief Executive Officer and Sole Director and Chairman

Wei Zheng	35	Chief Financial Officer

Yang Chin Leong	62	Secretary

Bodang Liu – Chief Executive Officer and Director

Mr. Liu has been the Chairman of the Board of Qingdao Peninsula Harbor Holding Group Co., Ltd since March 2013. He also has been serving as the Executive Director of Benefactum Alliance Business Consultant (Beijing) Co., Ltd since September 2013. In addition, Mr. Liu has been Executive Director and General Manager of Benefactum Alliance (Shenzhen) Investment Consulting Company Limited since 2016.

Mr. Liu took business management courses at Tsinghua University in October 2010. He also attended Cheung Kong Graduate School of Business from August 2011 to December 2011, focusing on executive management studies. In addition, Mr. Liu took courses in financing and secured transaction at Renmin University of China in March 2013 and received a course-completion certificate. To further his studies in management, Mr. Liu took Executive Master of Business Administration courses in international finance at Beijing University of Posts and Telecommunications from July 2016 to August 2016.

Wei Zheng – Chief Financial Officer

Ms. Zheng is a senior accounting and financial manager with more than 10 years of progressive experience in finance and operations management. Ms. Zheng was appointed as the Chief Financial Officer of Benefactum Alliance Business Consultant (Beijing) Co., Ltd in September 2016. She served as the Finance Manager of CWT Commodities (Shanghai) Co., Ltd from March 2015 to August 2016. In addition, Ms. Zheng worked as the Accounting Manager of Hyundai Heavy Industries (China) Investment Co., Ltd from July 2011 to January 2015. She also served as the Company Consultant to Xieli Management Consulting (Shenzhen) Co., Ltd from June 2010 to July 2011. Ms. Zheng’s professional experience also includes serving as the Chief Accountant of Shanghai Sunway Co., Ltd from April 2008 to June 2010. From February 2005 to April 2008, Ms. Zheng was an accountant at New Chen Yi (Shanghai) Industrial Development Co., Ltd.

Ms. Zheng received her Bachelor degree in Accounting from Harbin University of Commerce in 2005. Ms. Zheng is a member of the Chinese Institute of Certificated Public Accountants (CPA).

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Chin Leong Yang – Secretary

Mr. Yang will continue serving as the Company’s Secretary. His background is discussed above.

Directors and Officers of Benefactum Beijing

Mr. Bodang Liu serves as the Executive Director of Benefactum Beijing. His background is discussed above.

Ms. Jiaolin Wang is the present Chief Executive Officer at Benefactum Beijing. She has been working in this position since June 2015. Ms. Wang worked as the Business Development Manager at Singapore Fullerton Guarantee Co, Ltd from 2010 to 2012. In addition, Ms. Wang served as the Channel Manager at HFT Investment Management Co., Ltd from 2009 to 2010. She also worked as a financial management consultant at Germany Volkswagen Bank from 2007 to 2009.

Ms. Wei Zheng currently serves as the Executive Financial Officer at Benefactum Beijing. Her background is discussed above.

Mr. Zhixin Xu currently serves at the Chief Technology Officer at Benefactum Beijing. Mr. Xu worked at Jing Dong Shan Yuan Electronic Commerce Co., Ltd as the Chief Technology Officer from 2014 to 2015. He also worked as the Chief Technology Officer at Beijing Shang Wu Yu Internet Technology Co., Ltd from 2013 to 2014. In addition, Mr. Xu worked at Guang Lian Da Software Limited Company as a project manager from 2011 to 2013. Mr. Xu professional experience also includes working as the Chief Research and Development Officer at Xin Dalu Technology Group Beijing Intelligence Shuo Yuan Co., Ltd. He also worked as a department manager at Beijing Aichuang Technology Limited Company from 2007 to 2009.

Term of Office

Our sole director holds his position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Director Independence

Except as reported above, our sole officer and director, Mr. Bodang Liu, does not hold any directorships in other reporting companies and does not qualify as an “independent director” under the Rules of NASDAQ, Marketplace Rule 4200(a)(15). There are no family relationships among our director or officer.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

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(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

iii.	Engaging in any type of business practice; or

v.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

iii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

v.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to the stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. Our sole director believes that there are general requirements for service on the Board that are applicable to directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board considers the qualifications of director and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

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Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by the stockholders, the Board will consider the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors it determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that should be represented on the Board as a whole, in light of the Company’s current needs and its business priorities. The Board believes that it should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a chief executive officer, president or similar position at a company.

Presently, Mr. Bodang Liu is the sole director of the Company. Mr. Bodang Liu possesses many of the skills and experience needed for our business. He has years of experience in the financial investment and consulting industry. His knowledge of the industry and familiarity with business management makes him valuable to the Board.

The Board plans to eventually increase its membership to include directors with skills and experience complementary to Mr. Bodang Liu’s background.

Board Leadership Structure and Role in Risk Oversight

Mr. Bodang Liu is the Company’s Chief Executive Officer and sole Director and Chairman. The Board’s role in the risk oversight of the Company includes, among other things:

●	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

●	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing annually the independence and quality control procedures of the independent auditors;

●	reviewing and approving all proposed related party transactions;

●	discussing the annual audited financial statements with the management; and

●	meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

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Board Committees

Audit Committee. We intend to establish an audit committee of the Board which will consist of soon-to-be-nominated independent directors. The audit committee’s duties will be to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Audit Committee Financial Expert. The Board currently acts as our audit committee. The Board is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Exchange Act.

Compensation Committee. We do not presently have a nominating committee. Our Board of Directors currently acts as our compensation committee.

Nominating Committee. We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Code of Ethics

We currently do not have a Code of Business Conduct and Ethics, but we plan to adopt one that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees in the future.

Executive Officers and Directors

Mr. Xie and Mr. Yang currently receive no compensation for their services.

Summary Compensation Table

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal year ended December 31, 2015. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Slav Serghei, President, Treasurer and Secretary	April 18, 2014 December 31, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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Because the Company has had no material business operations and had only one director and executive officer since its inception until recently beginning when the Company appointed Mr. Yang as Secretary and recently with Mr. Liu as Chief Executive Officer, sole director and Chairman and Ms. Zheng as Chief Financial Officer, the Company has not established a standing audit, nominating or compensation committee or committees. As a result, the Company does not have an audit committee financial expert, as that term is defined in the Exchange Act.

The Board of Directors will not adopt a procedure for stockholders to send communications to the Board of Directors until it has considered and reviewed the merits of several possible alternative communications procedures. The Company has no policy and does not presently intend to consider director candidates for election to the Board of Directors recommended by security holders, although that policy may be reconsidered in the future.

During the fiscal year ended December 31, 2015, the Company’s sole director executed three unanimous written consents without an actual meeting.

Operating Subsidiary Executive Compensation Summary

The table below sets forth the positions and compensations for officers and directors of Benefactum Beijing for the year ended December 31, 2015 and 2014.

Name	Year	Annual Salary (RMB)	Total (RMB)
Bodang Liu	2015	204,000 ($30,538.92)	204,000 ($30,538.92)
Managing Director (1)	2014	240,000 ($359,28.14)	240,000 ($359,28.14)

Jiaolin Wang	2015	51,469 ($7,704.94)	51,469 ($7,704.94)
Chief Executive Officer (2)	2014	--	--

Wei Zheng	2015	--	--
Chief Financial Officer (3)	2014	--	--

Zhixin Xu	2015	42,356 ($6,340.72)	42,356 ($6,340.72)
Chief Technology Officer (4)	2014	--	--

(1)         Mr. Liu receives a monthly compensation of RMB 17,000 (approximately $ 2,544.91).

(2)        Ms. Wang joined Benefactum Beijing in June, 2015 and she receives a monthly compensation of RMB 21,638 (approximately $ 3,239.22).

(3)        Ms. Zheng joined Benefactum Beijing in September 1, 2016 and she receives a monthly compensation of RMB 25,000 (approximately $ 3,742.51).

(4)        Mr. Xu joined Benefactum Beijing in October, 2015 and he receives a monthly compensation of RMB 14,118 (approximately $ 2,113.47).

Operating Subsidiary Employment Agreements

Mr. Liu entered into an employment agreement with Benefactum Beijing on September 23, 2013. The term of this agreement is 5 years.

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Ms. Wang entered into an employment agreement with Benefactum Beijing on October 1, 2015. The term of this agreement is 3 years.

Ms. Zheng entered into an employment agreement with Benefactum Beijing on September 1, 2016. The term of this agreement is 3 years.

Mr. Xu entered into an employment agreement with Benefactum Beijing on September 30, 2015. The term of this agreement is 3 years.

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for Chinese private companies to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We will consider forming a compensation committee to oversee the compensation of our named executive officers. The majority of the members of the compensation committee would be independent directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

As of the date of this report, our directors have received no compensation for their service on the Board of Directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director.

Option Grants Table

There were no individual grants or stock options to purchase our common stock made to the executive officers named in the Executive Compensation Table through September 30, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by stockholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the period from April 18, 2014 (Inception) to October 31, 2015, our previous sole director and officer loaned to the Company $10,450. The loan was unsecured, non-interest bearing and due on demand. The balance due to him was $13,800 as of February 23, 2016, $13,800 as of December 31, 2015 and $5,000 as of October 31, 2014. On February 23, 2016, our previous sole director and officer, Mr. Slav Serghei forgave the debt owed to him in the amount of $13,800. There is no longer any outstanding balance due to him as a former officer of the Company.

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Other than the transaction described above, there are no material relationships between the Company and its current officers and directors or any of the persons expected to become directors or executive officers of the Company other than the transactions and relationship contemplated in the Share Exchange Agreement and the Amendment.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

On April 8, 2016, we amended our name from Tapioca Corp. to Sino Fortune Holding Corporation and our symbol was changed to “SFHD”. Our common trades on the OTCQB tier of the OTC Markets Group inter-dealer quotation and trading system. The quotation of our common stock on the OTCQB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

(1)	Investors may have difficulty buying and selling or obtaining market quotation;

(2)	Market visibility for our common stock may be limited; and

(3)	A lack of visibility of our common stock may have a depressive effect on the market price for our common stock.

As of December 31, 2015, no shares of our common stock has traded and we have since show minimal trading activity

Our shares of common stock are issued in registered form. Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, Tel: 813-344-4490 is the registrar and transfer agent of our common stock.

Holders of Our Common Stock

As of August 31, 2016, we had 21 shareholders of our common stock, including the shares held in street name by brokerage firms. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our China operation entity for our funds and Chinese regulations may limit the amount of funds distributed to us from our China operation entity, which will affect our ability to declare any dividends.

Stock Option and Warrant Grants

None.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

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Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

RECENT SALES OF UNREGISTERED SECURITIES

On September 29, 2016, we consummated the Share Exchange Agreement and the Amendment with Benefactum Alliance, a British Virgin Islands company, and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc., to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”).

In issuing these securities to Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc., we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the offering of the shares of our common stock to them pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, each recipient of the shares certified that he/it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

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DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 3,000,000,000 shares of common stock, par value $0.001 per share, of which 10,000,000 of our authorized capital have been designated as shares of preferred stock, with the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock be designated by the Board of Directors at a later time without shareholder approval.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article IX of our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

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Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on May 13, 2016, we entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, we entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited, a British Virgin Islands company, the (“Benefactum Alliance”), and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”).The Reverse Merger closed on September 29, 2016.

Immediately after the closing of the Reverse Merger, we have a total of 342,960,000 issued and outstanding shares of common stock, approximately 98.41% (337,500,000 shares of common stock) of which is held by Bodang Liu, Avis Genesis Inc. and Manor Goldie in the aggregate. As a result of the Reverse Merger, a change in control has occurred.

In connection with this change in control, and as more fully described in Item 1.01 above under the section titled “Management: and in Item 5.02 below, effective September 29, 2016, Mr. Jing Xie resigned from all officers and director positions he held with the Company and Mr. Bodang Liu was appointed as the Chief Executive Officer and sole director of the Company. In addition, Ms. Wei Zheng was appointed as the Chief Financial Officer of the Company. There were no disagreements between Mr. Jing Xie and the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 which is incorporated herein by reference. For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” under Item 2.01 which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

Reference is made to the disclosures set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Benefactum Alliance Business Consultant (Beijing) Co., Ltd. as of December 31, 2015 and 2016 and unaudited financial statements of Benefactum Alliance Holdings Company Limited as its subsidiaries as for the six months ended June 30, 2016 and 2015 are appended to this report beginning on page 82.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Suite 2401 – 2404, 2299 West Yan’an Road

Changning District

Shanghai, China 200336

We have audited the accompanying consolidated balance sheets of Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (the “Company”) as of December 31, 2015 and December 31, 2014, and their related consolidated statements of operations, changes in shareholders’ equity and cash flows for the two years ended December 31, 2015 and December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and December 31, 2014, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, CA

September 30, 2016

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BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2015 and 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,712,741	$1,673,799
Prepayments	193,358	-
Other receivable and deposit	882,711	$966,610
Total current assets	6,788,810	2,640,409

PROPERTY AND EQUIPMENT, NET	671,943	143,187
TOTAL ASSETS	$7,460,753	$2,783,596
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,064,670	$275,625
Business and related taxes payable	556,813	142,652
Other payable	5,410,913	1,481,136
TOTAL LIABILITIES	7,032,396	1,899,413
COMMITMENTS AND CONTINGENCIES

EQUITY
Share capital	1,721,020	1,721,020
Accumulated deficit	(1,263,459)	(837,466)
Accumulated other comprehensive income (deficit)	(29,204)	629
Total Equity	428,357	884,183

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,460,753	$2,783,596

The accompanying notes are an integral part of these consolidated financial statements

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BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

For The Years Ended December 31, 2015 and 2014

	2015	2014
REVENUES	$11,966,286	$2,422,538

OPERATING EXPENSES
Selling, general and administrative expenses	11,561,962	3,189,499
Business and related taxes	78,038	50,618
Depreciation	128,400	11,724
Total operating expenses	11,768,400	3,251,841

INCOME (LOSS) FROM OPERATIONS	$197,886	$(829,303)
OTHER INCOME (EXPENSES)
Interest Income	15,701	1,853
Interest expense and bank charges	(3,165)	(903)
Other	(55,355)	(9,113)
Total other expenses, net	(42,819)	(8,163)
INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	155,067	(837,466)
INCOME TAX PROVISION (BENEFIT)
Current	-	-
Deferred	-	-
Total income tax provision	-	-

NET INCOME (LOSS)	$155,067	$(837,466)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	$(29,833)	$(26,208)

COMPREHENSIVE INCOME (LOSS)	$125,234	$(863,674)

The accompanying notes are an integral part of these consolidated financial statements

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BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31, 2015 and 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$155,067	$(837,466)
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation	128,400	11,724
Changes in operating assets and liabilities
Increase (decrease) in:
Other receivable	33,793	(966,657)
Prepayment	(201,519)	-
Increase in:
Accounts payable and accrued liabilities	837,646	275,639
Business and related taxes payable	439,558	142,659
Other payable	3,596,787	1,481,207
Net cash provided by operating activities	4,989,732	107,106

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(687,420)	(154,918)
Net cash used in investing activities	(687,420)	(154,918)

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(263,370)	(26,246)
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,038,942	(74,058)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,673,799	1,747,857
CASH AND CASH EQUIVALENTS, END OF YEAR	$5,712,741	$1,673,799

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash interest income received	$15,701	$1,853

The accompanying notes are an integral part of these consolidated Financial Statements

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BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For The Years Ended December 31, 2015 and 2014

	Share Capital	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total
BALANCE, January 1, 2014	$1,721,020	$-	$26,837	$1,747,857
Net loss	-	(837,466)	-	(837,466)
Foreign currency translation	-	-	(26,208)	(26,208)
BALANCE, December 31, 2014	1,721,020	(837,466)	629	884,183
Net income	-	155,067	-	155,067
Foreign currency translation	-	-	(29,833)	(29,833)
Considerations for acquisition of Ningsheng under common control	-	(581,060)	-	(581,060)
BALANCE, December 31, 2015	1,721,020	$(1,263,459)	$(29,204)	$428,357

The accompanying notes are an integral part of these consolidated Financial Statements

86

BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS AND ORGANIZATION

Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing” or the “Company) is incorporated in Beijing of the People’s Republic of China (“the PRC”) on September 10, 2013.

Ningsheng Financial Information Service (Shanghai) Ltd. (“Ningsheng”) is Benefactum Beijing’s majority shareholder and had five branch offices which carry on the same business as Benefactum Beijing and are managed by Benefactum Beijing’s management team.

During 2015, Benefactum Beijing legally acquired Ningsheng’s private lending platform business with the consideration equal to the net assets of the business. The acquisition was accounted for as a common control transaction and has been retroactively applied.

Benefactum Beijing provides private lending platforms and financial consulting services through its own offices and Ningsheng’s private lending business in the PRC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP” or the “Standard”). The consolidated financial statements include the accounts of the Company and have been reported in United States dollars. All inter-company balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance for doubtful accounts, deferred revenues and deferred income tax. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with maturities of three months or less when purchased. The Company has no cash equivalents as of December 31, 2015 and 2014, respectively.

Prepayments

Prepayments consist of amounts paid in advance to contractors and vendors for goods and services.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of these assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronics equipment	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

87

BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs other than quoted prices that are observable for the asset or liability in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect management’s assumptions based on the best available information.

The carrying value of accounts payable and accrued liabilities and other payables approximate their fair values because of the short-term nature of these instruments.

Revenue Recognition

Revenues are primarily composed of fees collected from facilitating loan originations.

The Company recognizes revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

Loan facilitation service is rendered when a loan is successfully matched between the lenders and the borrowers; and when a loan is originated. The origination of a loan takes place when the fund provided by the investor is transferred to the borrower. Revenue is recognized when loan facilitation service fee is charged and collected from borrower upon the origination of the loan. The aforementioned fee is an agreed upon percentage of the total principal which varies based on the terms of the loan. The borrower has to agree upfront of such service fee and such service fee is not refundable.

The Company also charges account management fee when borrower repays the loan as borrower repays the loan through Company’s online platform. Management service is considered rendered when proceeds has been transferred to lenders. The fee is charged to borrower and is paid by borrower separately. The Company recognizes the revenue when loan has been repaid and the service fee is collected. A service fee of an agreed upon percentage on the total borrowing is collected from the borrowers and recognized as revenues when the loan is repaid.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at December 31, 2015 and December 31, 2014.

Common Control Transaction

A business combination involving entities under common control is a business combination in which all of the combining entities are ultimately controlled by the same party, both before and after the business combination, and control is not transitory. The accounting requires financial statements to be prepared using predecessor book values without any step up to fair value. The difference between any consideration given and the aggregate book value of the assets and liabilities of the acquired entity are recorded as an adjustment to equity.

88

BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

Benefactum Beijing and Ningsheng’s private lending business maintain their accounting records in Renminbi (“RMB”), which is the primary currency of the economic environment in which their operations are conducted. The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as “Accumulated Other Comprehensive Income (Deficit)”.

The value of RMB against USD and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of USD reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2015	December 31,2014
Balance sheet items, except for share capital and deficit, as of the year ended	USD$1=RMB 6.4917	USD$1=RMB 6.1460
Amounts included in the statements of income (loss) and cash flows for the period	USD$1=RMB 6.2288	USD$1=RMB 6.1457

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive income (loss) in the consolidated statements of income (loss) and comprehensive income (loss) and the consolidated statements of shareholders’ equity.

Earnings per Share (“EPS”)

Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (i.e., options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Risks and Uncertainties

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize credit risk, the Company requires withholding 3% of the total borrowing from the borrower as a loan guarantee. (See Note 5)

The Company identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

In measuring the credit risk of lending loans to corporate borrowers, the Company mainly reflects the “probability of default” by the borrower on its contractual obligations and considers the current financial position of the borrowers and the exposures to the borrowers and its likely future development. The Company uses standard approval procedures to manage credit risk for their loans.

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

89

BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2014, the FASB issued, ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The guidance substantially converges final standards on revenue recognition between the FASB and the International Accounting Standards Board providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all exiting revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

●	Step 1: Identify the contract(s) with a customer.

●	Step 2: Identify the performance obligations in the contract.

●	Step 3: Determine the transaction price.

●	Step 4: Allocate the transaction price to the performance obligations in the contract.

●	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is in the process of evaluating the impact of adoption of this guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In April 2016, FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

NOTE 3 – OTHER RECEIVABLE AND DEPOSIT

The following is a summary of other receivables and deposit as of December 31, 2015 and 2014:

	2015	2014
Security deposit	$191,518	$44,956
Due from an individual shareholder	93,426	3,854
Due from related companies	104,071	32,983
Advances and loans	493,696	884,817
Other receivable and deposit	$882,711	$966,610

Security deposit represents various deposits made to vendors for rent, renovation and other services.

Due from an individual shareholder and related companies are amounts advanced to related parties. The amounts are non-interest bearing with no fixed repayment terms and due on demand.

Advances and loans are amounts advanced or lent to employees or vendors for business transactions.

90

BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment as of December 31, 2015 and 2014:

	2015	2014
Office furniture	$121,573	$26,736
Electronics equipment	331,076	114,511
Leasehold improvement	353,593	13,663
Subtotal	806,242	154,910
Less: accumulated depreciation	(134,299)	(11,723)
Property and equipment, net	$671,943	$143,187

Depreciation expense for the years ended December 31, 2015 and 2014 were $128,400 and $11,724, respectively.

There were no events or changes in circumstances that necessitated a review of impairment of long-lived assets as of December 31, 2015 and 2014.

NOTE 5 – OTHER PAYABLE

The following is a summary of other payable as of December 31, 2015 and 2014:

	2015	2014
Private loan risk reserve	$5,410,913	$1,481,136
Other payable	$5,410,913	$1,481,136

Private loan risk reserve represents the 3% cash collaterals collected from the borrowers when the private lending is closed.

NOTE 6 - INCOME TAXES

The Company is subject to income taxes on income arising in or derived from the PRC in which the Company and the Branches are domiciled.

Significant components of the income tax provision were as follows for the years ended December 31, 2015 and 2014:

	2015	2014
Income (loss) before provision for income taxes	$155,067	$(837,466)

PRC statutory rate of 25%	$38,767	$(209,367)
Change in valuation allowance	(38,767)	209,367
Income tax provision	$-	$-

The components of deferred tax assets as of December 31, 2015 and 2014 consist of the following:

	2015	2014
Deferred tax assets:
Non-capital losses	$161,011	$209,356
Valuation allowance	(161,011)	(209,356)
Income tax provision	$-	$-

As at December 31, 2015, the Company had net operating loss carry forwards of $644,044 that will expire in 2019.

91

BENEFACTUM ALLIANCE BUSINESS CONSULTANT (BEIJING) CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CONCENTRATIONS AND RISKS

The Company maintains certain bank accounts in the PRC which are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. The cash and cash equivalents balance held in the PRC bank accounts was $5,607,476 and $1,658,311 as of December 31, 2015 and 2014, respectively.

For the years ended December 31, 2015 and 2014, all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

No customer accounted for more than 10% of annual sales for the years ended December 31, 2015 or 2014.

NOTE 8 – SUBSEQUENT EVENTS

On March 18, 2016, Benefactum Beijing’s Board of Directors decided to transfer all Ningsheng’s 99.00% share in the Benefactum Beijing to an individual shareholder who originally owned 0.90% of the Company’s share. After the transfer, the individual shareholder owns 99.90% of Benefactum Beijing’s share. The remaining 0.10% share of the Company is owned by another individual.

VIE Relationship

These contractual arrangements enable Benefactum Shenzhen and its ultimate shareholder to:

● exercise effective control over its variable interest entity, Benefactum Beijing;

● receive substantially all of the economic benefits from variable interest entity, Benefactum Beijing; and

● have an exclusive option to purchase 100% of the equity interest or assets in its variable interest entity, Benefactum Beijing, when and to the extent permitted by PRC law.

VIE Agreements

The Company’s relationship with Benefactum Shenzhen and its shareholders is governed by a series of contractual arrangements, which agreements provide as follows:

Pledge of Equity Agreement. On April 28, 2016, Benefactum Beijing entered into a Pledge of Equity Agreement with Benefactum Shenzhen, pursuant to which each such shareholder pledges all of his shares of Benefactum Beijing to Benefactum Shenzhen in order to guarantee performance under the Exclusive Management Consulting and Technical Support Agreement, Shareholders’ Voting Proxy Agreement and the Purchase Option Agreement. If Benefactum Beijing or any of its respective shareholders breaches its respective contractual obligations, Benefactum Shenzhen, as pledgee, will be entitled to certain rights, including the right to foreclose on the pledged equity interests.

Exclusive Trade Mark, Management Consulting and Technical Support Agreement. On April 28, 2016, Benefactum Beijing entered into an Exclusive Trade Mark, Management Consulting and Technical Support Agreement with Benefactum Shenzhen, which provided that Benefactum Shenzhen will be the exclusive provider of trade mark, management consulting services to Benefactum Beijing, and obligated Benefactum Shenzhen to provide services to fully manage and control all internal operations of Benefactum Beijing, in exchange for receiving 100% of Benefactum Beijing’s after-tax profits. The term of this agreement will continue until it is either terminated by mutual agreement of the parties.

Shareholders’ Voting Proxy Agreement. On April 28, 2016, Benefactum Beijing entered into a Shareholders’ Voting Proxy Agreement authorizing Benefactum Shenzhen to exercise any and all shareholder rights associated with their ownership in Benefactum Beijing, including the right to attend and vote their shares at shareholders’ meetings, the right to call shareholders’ meetings and the right to exercise all other shareholder voting rights as stipulated in the Articles of Association of Benefactum Beijing.

Purchase Option Agreement. On April 28, 2016, Benefactum Beijing entered into a Purchase Option Agreement with Benefactum Shenzhen, which provided that Benefactum Shenzhen will be entitled to have the exclusive and irrevocable right to acquire such Shareholders’ shares in Benefactum Beijing or purchase all of the assets of Benefactum Beijing upon certain terms and conditions, if such a purchase is or becomes allowable under PRC laws and regulations.

Through such arrangement, Benefactum Beijing has become Benefactum Shenzhen and its ultimate shareholder’s contractually controlled affiliate.

92

Benefactum Alliance Holdings

Company Limited and Subsidiaries

Condensed Consolidated Balance Sheets

(Stated in U.S. Dollars)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,709,012	$5,712,741
Prepayments	1,092,521	193,358
Other receivable and deposit	1,459,506	882,711
Total current assets	9,261,039	6,788,810
Property and equipment, net	383,711	671,943
TOTAL ASSETS	$9,644,750	$7,460,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$602,025	$1,064,670
Business and related taxes payable	1,015,604	556,813
Other payable	6,568,942	5,410,913
TOTAL LIABILITIES	8,186,571	7,032,396

COMMITMENTS AND CONTINGENCIES

EQUITY
Share capital	1,721,020	1,721,020
Accumulated deficit	(212,469)	(1,263,459)
Accumulated other comprehensive income (deficit)	(50,372)	(29,204)
Total Equity	1,458,179	428,357

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,644,750	$7,460,753

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

93

Benefactum Alliance Holdings

Company Limited and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(Stated in U.S. Dollars)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2016	2015	2016	2015
REVENUES	$5,747,405	$2,133,335	$11,307,547	$3,915,428

OPERATING EXPENSES
Selling, general and administrative expenses	6,120,753	1,708,103	10,041,469	3,551,830
Business and related taxes	13,806	15,108	40,545	27,871
Depreciation	31,185	14,200	65,547	25,637
Total operating expenses	6,165,744	1,737,411	10,147,561	3,605,337

INCOME (LOSS) FROM OPERATIONS	(418,339)	395,924	1,159,986	310,091
OTHER INCOME (EXPENSES)
Interest Income	26,841	100	59,525	(875)
Interest expense and bank charges		-	(4,826)	899
Other	(23,212)	(41)	(42,206)	(49,090)
Total other expenses, net	3,629	59	12,493	(49,067)
INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	(414,710)	395,983	1,172,479	261,024
INCOME TAX PROVISION (BENEFIT)
Current	-	-	121,489	-
Deferred		-	-	-
Total income tax provision	-	-	121,489	-

NET INCOME (LOSS)	(414,710)	395,983	1,050,990	261,024
OTHER COMPREHENSIVE LOSS
Foreign translation loss/gain			(21,168)	(29,833)
COMPREHENSIVE INCOME (LOSS)	$(414,710)	$395,983	$1,029,822	$231,191

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

94

Benefactum Alliance Holdings

Company Limited and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Stated in U.S. Dollars)

	For the Six Months	For the Six Months
	Ended June 30, 2016	Ended June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,050,990	$261,024
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation	65,547	25,637
Changes in operating assets and liabilities
Other receivable	(277,212)	1,859,231
Prepayment	(912,708)	(629)
Accounts payable and accrued liabilities	(440,403)	521,473
Business and related taxes payable	474,185	92,851
Other payable	1,285,201	(25,613)
Net cash provided by operating activities	1,245,600	2,733,974
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(117,438)	(54,271)
Net cash used in investing activities	(117,438)	(54,271)
CASH FLOWS FROM FINANCING ACTIVITIES
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(131,891)	6,973
NET INCREASE IN CASH AND CASH EQUIVALENTS	996,271	2,686,676
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5,712,741	1,673,799
CASH AND CASH EQUIVALENTS, END OF YEAR	$6,709,012	$4,360,475

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash interest income received	$47,300	$875
Cash paid for taxes	-	-
Cash paid for interests	-	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

95

 Benefactum Alliance Holdings Company Limited and Subsidiaries

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(Stated in U.S. Dollars)

NOTE 1 — BUSINESS AND ORGANIZATION

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino Limited (“Benefactum Sino”) in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Alliance (Shenzhen) Investment Consulting Company Limited (“Benefactum Shenzhen” or “WFOE”) in the People’s Republic of China with a registered capital of RMB 100,000 on April 21, 2016. WFOE has entered into a series of contractual agreements with Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”), a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB 50,000,000.

Benefactum Beijing provides private lending platforms and financial consulting services through its own offices and Ningsheng’s private lending business in the PRC~~.~~

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP” or the “Standard”). The consolidated financial statements include the accounts of the Company and have been reported in United States dollars. All inter-company balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance for doubtful accounts, deferred revenues and deferred income tax. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with maturities of three months or less when purchased. The Company has no cash equivalents as of June 30, 2016 and December 31, 2015, respectively.

96

Prepayments

Prepayments consist of amounts paid in advance to contractors and vendors for goods and services.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of these assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronics equipment	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

97

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs other than quoted prices that are observable for the asset or liability in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect management’s assumptions based on the best available information.

The carrying value of accounts payable and accrued liabilities and other payables approximate their fair values because of the short-term nature of these instruments.

Revenue Recognition

Revenues are primarily composed of fees collected from facilitating loan originations.

The Company recognizes revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

Loan facilitation service is rendered when a loan is successfully matched between the lenders and the borrowers; and when a loan is originated. The origination of a loan takes place when the fund provided by the investor is transferred to the borrower. Revenue is recognized when loan facilitation service fee is charged and collected from borrower upon the origination of the loan. The aforementioned fee is an agreed upon percentage of the total principal which varies based on the terms of the loan. The borrower has to agree upfront of such service fee and such service fee is not refundable.

The Company also charges account management fee when borrower repays the loan as borrower repays the loan through Company’s online platform. Management service is considered rendered when proceeds has been transferred to lenders. The fee is charged to borrower and is paid by borrower separately. The Company recognize the revenue when loan has been repaid and the service fee is collected. A service fee of an agreed upon percentage on the total borrowing is collected from the borrowers and recognized as revenues when the loan is repaid.

98

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at December 31, 2015 and December 31, 2014.

Common Control Transaction

A business combination involving entities under common control is a business combination in which all of the combining entities are ultimately controlled by the same party, both before and after the business combination, and control is not transitory. The accounting requires financial statements to be prepared using predecessor book values without any step up to fair value. The difference between any consideration given and the aggregate book value of the assets and liabilities of the acquired entity are recorded as an adjustment to equity.

99

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

Benefactum Beijing and Ningsheng’s private lending business maintain their accounting records in Renminbi (“RMB”), which is the primary currency of the economic environment in which their operations are conducted. The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as “Accumulated Other Comprehensive Income (Deficit)”.

The value of RMB against USD and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of USD reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2016	December 31,2015
Balance sheet items, except for share capital and deficit, as of the year ended	USD$1=RMB 6.6312	USD$1=RMB 6.4917
Amounts included in the statements of income (loss) and cash flows for the period	USD$1=RMB 6.5624	USD$1=RMB 6.2288

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive income (loss) in the consolidated statements of income (loss) and comprehensive income (loss) and the consolidated statements of shareholders’ equity.

Earnings per Share (“EPS”)

Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (i.e., options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

100

Risks and Uncertainties

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize credit risk, the Company requires withholding 3% of the total borrowing from the borrower as a loan guarantee. (See Note 5)

The Company identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

In measuring the credit risk of lending loans to corporate borrowers, the Company mainly reflects the “probability of default” by the borrower on its contractual obligations and considers the current financial position of the borrowers and the exposures to the borrowers and its likely future development. The Company uses standard approval procedures to manage credit risk for their loans.

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Recent Accounting Pronouncements

In May 2014, the FASB issued, ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The guidance substantially converges final standards on revenue recognition between the FASB and the International Accounting Standards Board providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all exiting revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles.

101

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

●	Step 1: Identify the contract(s) with a customer.

●	Step 2: Identify the performance obligations in the contract.

●	Step 3: Determine the transaction price.

●	Step 4: Allocate the transaction price to the performance obligations in the contract.

●	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is in the process of evaluating the impact of adoption of this guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In April 2016, FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

NOTE 3 – OTHER RECEIVABLE AND DEPOSIT

The following is a summary of other receivables and deposit as of June 30, 2016 and December 31, 2015:

	2016	2015
Security deposit	$73,816	$191,518
Due from an individual shareholder	422,357	93,426
Due from related companies	-	104,071
Advances and loans	963,333	493,696
Other receivable and deposit	$1,459,506	$882,711

Security deposit represents various deposits made to vendors for rent, renovation and other services.

Due from an individual shareholder was the amount that the shareholder borrowed from Benefactum Beijing. The Company expects this amount to be repaid from such shareholder in a timely manner.

Advances and loans are amounts advanced or lent to employees or vendors for business transactions.

102

NOTE 4 - PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment as of June 30, 2016 and December 31, 2015:

	2016	2015
Office furniture	$45,997	$121,573
Electronics equipment	270,704	331,076
Leasehold improvement	132,557	353,593
Subtotal	449,258	806,242
Less: accumulated depreciation	(65,547)	(134,299)
Property and equipment, net	$383,711	$671,943

Depreciation expense for the years ended June 30, 2016 and December 31, 2015 were $65,547 and $128,400, respectively.

During six months ended June 30, 2016, we disposed $28,133 office furniture, $233,471 electronics equipment.

There were no events or changes in circumstances that necessitated a review of impairment of long-lived assets as of June 30, 2016.

NOTE 5 – OTHER PAYABLE

The following is a summary of other payable as of June 30, 2016 and December 31, 2015:

	2016	2015
Private loan risk reserve	$6,568,941	$5,410,913
Other payable	$6,568,941	$5,410,913

Private loan risk reserve represents the 3% cash collaterals collected from the borrowers when the private lending is closed.

NOTE 6 - INCOME TAXES

The Company is subject to income taxes on income arising in or derived from the PRC in which the Company and the Branches are domiciled.

Significant components of the income tax provision were as follows for the years ended June 30, 2016 and December 31, 2015:

	2016	2015
Income (loss) before provision for income taxes	$1,172,479	$155,067

PRC statutory rate of 25%	$293,120	$38,767
Net loss carry forward	(171,631)	(38,767)
Income tax provision	$121,489	$-

103

NOTE 7 - CONCENTRATIONS AND RISKS

The Company maintains certain bank accounts in the PRC which are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance.

We have contracted with a licensed third party online payment service, Hui Fu Tian Xia Limited Company (ChinaPnR), to assist in the disbursement and repayment of loans. Both investor and borrower would open accounts with ChinaPnR and authorize ChinaPnR to manage their accounts. The investor will fund the loan amount in his/her account under ChinaPnR, which would then disburse this loan amount to the borrower net of our service fees which it will remit to us.

When the borrower repays the loan to ChinaPnR, he/she will deposit the monthly account maintenance fee along with the principal loan amount and interest. ChinaPnR will then disburse the principal loan amount and interest back to investor and account maintenance fee to us.

Currently, investors are not charged for the service provided by ChinaPnR. However, individual borrowers are charged a processing fee by ChinaPnR in the amount of 0.11% to 0.25% (which varies depending on the bank they use) of the loan amount when it is deposited in their ChinaPnR account. For SME borrowers, they pay RMB 10 per deposit. When borrowers withdraw money from their ChinaPnR account, they would have to pay a processing fee of 0.05% of the withdrawing amount plus RMB1 or just RMB1, depending on how soon they wish for the withdrawal to be effected. When the loan is repaid to ChinaPnR, it will disburse the loan and interest back to investor.

The cash and cash equivalents balance held in the PRC bank accounts was $6,645,220 and $5,607,476 as of June 30, 2016 and December 31, 2015, respectively.

For the years ended June 30, 2016, all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

No customer accounted for more than 10% of annual sales for the years ended June 30, 2016.

VIE Relationship

On April 25, 2016, the Company entered into a series of agreements with Benefactum Shenzhen Limited (“Benefactum Shenzhen”). Benefactum Shenzhen was incorporated in the People’s Republic of China (“PRC”) on April 21, 2016. Its sole shareholder, Benefactum Sino Limited (“Benefactum HK”) was registered in Hong Kong on April 7, 2016. And its ultimate shareholder, Benefactum Alliance Holdings Company Limited (“Benefactum BVI”) was incorporated on March 15, 2016 under the British Virgin Islands (“BVI”) Business Companies Act.

These contractual arrangements enable Benefactum Shenzhen and its ultimate shareholder to:

● exercise effective control over its variable interest entity, Benefactum Beijing;

● receive substantially all of the economic benefits from variable interest entity, Benefactum Beijing; and

● have an exclusive option to purchase 100% of the equity interest or assets in its variable interest entity, Benefactum Beijing, when and to the extent permitted by PRC law.

VIE Agreements

The Company’s relationship with Benefactum Shenzhen and its shareholders is governed by a series of contractual arrangements, which agreements provide as follows:

Pledge of Equity Agreement. On April 28, 2016, Benefactum Beijing entered into a Pledge of Equity Agreement with Benefactum Shenzhen, pursuant to which each such shareholder pledges all of his shares of Benefactum Beijing to Benefactum Shenzhen in order to guarantee performance under the Exclusive Management Consulting and Technical Support Agreement, Shareholders’ Voting Proxy Agreement and the Purchase Option Agreement. If Benefactum Beijing or any of its respective shareholders breaches its respective contractual obligations, Benefactum Shenzhen, as pledgee, will be entitled to certain rights, including the right to foreclose on the pledged equity interests.

Exclusive Trade Mark, Management Consulting and Technical Support Agreement. On April 28, 2016, Benefactum Beijing entered into an Exclusive Trade Mark, Management Consulting and Technical Support Agreement with Benefactum Shenzhen, which provided that Benefactum Shenzhen will be the exclusive provider of trade mark, management consulting services to Benefactum Beijing, and obligated Benefactum Shenzhen to provide services to fully manage and control all internal operations of Benefactum Beijing, in exchange for receiving 100% of Benefactum Beijing’s after-tax profits. The term of this agreement will continue until it is either terminated by mutual agreement of the parties.

Shareholders’ Voting Proxy Agreement. On April 28, 2016, Benefactum Beijing entered into a Shareholders’ Voting Proxy Agreement authorizing Benefactum Shenzhen to exercise any and all shareholder rights associated with their ownership in Benefactum Beijing, including the right to attend and vote their shares at shareholders’ meetings, the right to call shareholders’ meetings and the right to exercise all other shareholder voting rights as stipulated in the Articles of Association of Benefactum Beijing.

Purchase Option Agreement. On April 28, 2016, Benefactum Beijing entered into a Purchase Option Agreement with Benefactum Shenzhen, which provided that Benefactum Shenzhen will be entitled to have the exclusive and irrevocable right to acquire such Shareholders’ shares in Benefactum Beijing or purchase all of the assets of Benefactum Beijing upon certain terms and conditions, if such a purchase is or becomes allowable under PRC laws and regulations.

Through such arrangement, Benefactum Beijing has become Benefactum Shenzhen and its ultimate shareholder’s contractually controlled affiliate.

(b) Pro forma financial information.

The pro forma financial information concerning the acquisition of the business operations of our PRC entities appears below.

104

SINO FORTUNE HOLDING CORPORATION and BENEFACTUM ALLIANCE HOLDINGS COMPANY LIMITED

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

105

Sino Fortune Holding Corporation and Benefactum Alliance Holdings Company Limited

Pro Forma Consolidated Balance Sheets

As of June 30, 2016

(Stated in U.S. Dollars)

(Unaudited)

	(1)	(2)
	Sino Fortune Holding Corporation	Benefactum Alliance Holdings Company Limited	Pro Forma Adjustments	Pro Forma Consolidated
	(historical)	(historical)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$	$6,709,012		$6,709,012
Prepayments		1,092,521		1,092,521
Other receivable and deposit		1,459,506		1,459,506
Total current assets		9,261,039		9,261,039

PROPERTY AND EQUIPMENT, NET		383,711		383,711
TOTAL ASSETS	$-	$9,644,750		$9,644,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$	$602,025		$602,025
Business and related taxes payable		1,015,604		1,015,604
Other payable		6,568,941		6,568,941
Loan from director	2,000	-	(2,000)	-	B
	2,000	8,186,571		8,186,571
TOTAL LIABILITIES
COMMITMENTS AND CONTINGENCIES
EQUITY
Common Stock	5,460	-	337,500	342,960	A/B
Additional paid-in capital	17,640	1,721,020	(360,600)	1,378,060	A/B
Accumulated deficit	(25,100)	(212,469)	25,100	(212,469	)B
Accumulated other comprehensive income (deficit)	-	(50,372)		(50,372)
Total Equity	(2,000)	1,458,179		1,458,179

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-	$9,644,750		$9,644,750

(1)	Source: unaudited financial statements of Sino Fortune as of June 30, 2016, as filed in the Quarterly Report on Form 10Q filed with the SEC on August 15, 2016.

(2)	Source: unaudited financial statements of Benefactum Alliance (Beijing) Co., Ltd (“Benefactum Alliance “) as of June 30, 2016, as filed in this Form 8K filed with the SEC.

(A)	Reflection of the issuance of 337,500,000 to the ultimate shareholders of Benefactum Alliance, resulting in 342,960,000 total shares outstanding of Sino Fortune after the reverse merger.

(B)	Elimination of Sino Fortune’s capital accounts and accumulated deficit as a result of recapitalization, and reflection of payment of all liabilities of Sino Fortune prior to closing.

See accompanying notes to pro forma consolidated financial statements.

106

Sino Fortune Holding Corporation and Benefactum Alliance Holdings Company Limited

Pro Forma Consolidated Statements of Operations

For the six months ended June 30, 2016

(Stated in U.S. Dollars)

(Unaudited)

	(1)	(2)
	Sino Fortune Holding Corporation	Benefactum Alliance Holdings Company Limited	Pro Forma Adjustments		Pro Forma Consolidated
	(historical)	(historical)
REVENUES	$	$11,307,547	$		$11,307,547
OPERATING EXPENSES
Selling, general and administrative expenses	2,392	10,041,469			10,043,861
Business and related taxes		40,546			40,546
Depreciation		65,547			65,547
Total operating expenses	2,392	10,147,561			10,149,953
INCOME (LOSS) FROM OPERATIONS	(2,392)	1,159,986			1,157,594
Interest Income		59,525			59,525
Interest expense and bank charges		(4,826)			(4,826)
Other	7,957	(42,206)			(34,249)
Total other expenses, net	7,957	12,493			20,450
INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	5,565	1,172,479			1,178,044
INCOME TAX PROVISION (BENEFIT)		121,489			121,489
NET INCOME (LOSS)	$5,565	$1,050,990	$		$1,056,555
Earnings per share	$0.00	$0.00	$		$0.00
Weighted average shares outstanding	5,460,000			337,500,000	342,960,000

See accompanying notes to pro forma consolidated financial statements.

107

Sino Fortune Holding Corporation

And Benefactum Alliance Holdings Company Limited

Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTE 1 BASIS OF PRESENTATION

On May 13, 2016, Sino Fortune Holding Corporation (“Sino Fortune”) entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, we entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited, a British Virgin Islands company, the (“Benefactum Alliance”), and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”).The Reverse Merger closed on September 29, 2016. As a result, Benefactum Alliance became our wholly owned subsidiary. As of the day of this report, Sino Fortune Holding Corporation has a total of 342,960,000 shares of common stock outstanding.

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino Limited (“Benefactum Sino”) in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Alliance (Shenzhen) Investment Consulting Company Limited (“Benefactum Shenzhen” or “WFOE”) in the People’s Republic of China with a registered capital of RMB 100,000 on April 21, 2016. WFOE has entered into a series of contractual agreements with Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”), a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB50,000,000.

The acquisition of Benefactum Alliance was accounted for as a recapitalization effected by a share exchange, wherein Benefactum Alliance is considered the acquirer for accounting and financial reporting purposes with no adjustment to the historical basis of its assets and liabilities. Benefactum Alliance’s Shareholders become the majority shareholders and have control of the Company and, Sino Fortune was a non-operating public shell prior to the acquisition. As a result of the acquisition of Benefactum Alliance, Sino Fortune is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination.

Benefactum Sino is an intermediate holding company and Benefactum Shenzhen is a wholly foreign owned entity (“WFOE”) of Benefactum Sino, Benefactum Shenzhen had no operations prior to reverse merger with Sino Fortune. Accordingly, the accompanying pro forma consolidated financial statements present the accounts of Sino Fortune and Benefactum Alliance (Beijing), the operating entity that was incorporated and based in PRC.

The accompanying pro forma consolidated statements of operations are for the six months ended June 30, 2016, as if the acquisition occurred on January 1, 2016. The accompanying pro forma consolidated balance sheets present the accounts of Sino Fortune and Benefactum Alliance (Beijing) as if the acquisition occurred on January 1, 2016.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	Reflection of the issuance of 337,500,000 shares to the shareholders of Benefactum Alliance, resulting in 342,960,000 total shares outstanding of Sino Fortune after the reverse merger.

b.	Elimination of Sino Fortune’s capital accounts and accumulated deficit as a result of recapitalization, and reflection of payment of all liabilities of Sino Fortune prior to closing.

108

Sino Fortune Holding Corporation and Benefactum Alliance Holdings Company Limited

Pro Forma Consolidated Balance Sheets

As of December 31, 2015

(Stated in U.S. Dollars)

(Audited)

	(1)	(2)
	Sino Fortune Holding Corporation	Benefactum Alliance Holdings Company Limited	Pro Forma Adjustments	Pro Forma Consolidated
	(historical)	(historical)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$634	$5,712,741	(634)	$5,712,741
Prepayments		193,358		193,358
Other receivable and deposit		882,711		882,711
Total current assets		6,788,810		6,788,810

Property and equipment, net	5,600	671,943	(5,600)	671,943
TOTAL ASSETS	$6,234	$7,460,753		$7,460,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$	$1,064,670		$1,064,670
Business and related taxes payable		556,813		556,813
Other payable		5,410,913		5,410,913
Loan from director	13,800	-	(13,800)	-	B
TOTAL LIABILITIES	13,800	7,032,396		7,032,396
COMMITMENTS AND CONTINGENCIES

EQUITY
Common Stock	5,460	-	337,500	342,960	B
Additional paid-in capital	17,640	1,721,020	(360,600)	1,378,060	B
Accumulated deficit	(30,666)	(1,263,459)	30,666	(1,263,459	)B
Accumulated other comprehensive income (deficit)	-	(29,204)		(29,204)
Total Equity	(7,566)	428,357		428,357

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,234	$7,460,753		$7,460,753

(1)	Source: audited financial statements of Sino Fortune as of December 31, 2015, as filed on Form 10KT filed with the SEC on September 20, 2016.

(2)	Source: audited financial statements of Benefactum Alliance (Beijing) Co., Ltd (“Benefactum Alliance “) as of December 31, 2015, as filed in this Form 8K filed with the SEC.

(A)	Reflection of the issuance of 337,500,000 to the ultimate shareholders of Benefactum Alliance, resulting in 342,960,000 total shares outstanding of Sino Fortune after the reverse merger.

(B)	Elimination of Sino Fortune’s capital accounts and accumulated deficit as a result of recapitalization, and reflection of payment of all liabilities of Sino Fortune prior to closing.

See accompanying notes to pro forma consolidated financial statements.

109

Sino Fortune Holding Corporation and Benefactum Alliance Holdings Company Limited

Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2015

(Stated in U.S. Dollars)

(Audited)

	(1)	(2)
	Sino Fortune Holding Corporation	Benefactum Alliance Holdings Company Limited	Pro Forma Adjustments		Pro Forma Consolidated
	(historical)	(historical)
Net sales	$980	$11,966,286	$		$11,967,266
OPERATING EXPENSES
Selling, general and administrative expenses	27,865	11,561,962			11,589,827
Business and related taxes		78,038			78,038
Depreciation		128,400			128,400
Total operating expenses	27,865	11,768,400			11,796,265
INCOME (LOSS) FROM OPERATIONS	(26,885)	197,886			171,001
Interest Income		15,701			15,701
Interest expense and bank charges		(3,165)			(3,165)
Other	-	(55,355)			(55,355)
Total other expenses, net	(26,885)	(42,819)			(69,704)
INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	(26,885)	155,067			128,182
OTHER COMPREHENSIVE LOSS		(29,833)			(29,833)
COMPREHENSIVE INCOME (LOSS)	$(26,885)	$125,234	$		$98,349
Earnings per share	$0.01	$0.00			0.00
Weighted average shares outstanding	5,220,877			337,500,000	342,720,877

110

Sino Fortune Holding Corporation

And Benefactum Alliance Holdings Company Limited

Notes to Audited Pro Forma Consolidated Financial Statements

NOTE 1 BASIS OF PRESENTATION

On May 13, 2016, Sino Fortune Holding Corporation (“Sino Fortune”) entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, we entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited, a British Virgin Islands company, the (“Benefactum Alliance”), and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”).The Reverse Merger closed on September 29, 2016. As a result, Benefactum Alliance became our wholly owned subsidiary. As of the day of this report, Sino Fortune Holding Corporation has a total of 342,960,000 shares of common stock outstanding.

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino Limited (“Benefactum Sino”) in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Alliance (Shenzhen) Investment Consulting Company Limited (“Benefactum Shenzhen” or “WFOE”) in the People’s Republic of China with a registered capital of RMB 100,000 on April 21, 2016. WFOE has entered into a series of contractual agreements with Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”), a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB50,000,000.

The acquisition of Benefactum Alliance was accounted for as a recapitalization effected by a share exchange, wherein Benefactum Alliance is considered the acquirer for accounting and financial reporting purposes with no adjustment to the historical basis of its assets and liabilities. Benefactum Alliance’s Shareholders become the majority shareholders and have control of the Company and, Sino Fortune was a non-operating public shell prior to the acquisition. As a result of the acquisition of Benefactum Alliance, Sino Fortune is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination.

Benefactum Sino is an intermediate holding company and Benefactum Shenzhen is a wholly foreign owned entity (“WFOE”) of Benefactum Sino, Benefactum Shenzhen had no operations prior to reverse merger with Sino Fortune. Accordingly, the accompanying pro forma consolidated financial statements present the accounts of Sino Fortune and Benefactum Alliance (Beijing), the operating entity that was incorporated and based in PRC.

The accompanying pro forma consolidated statements of operations are for the year ended December 31, 2015, as if the acquisition occurred on January 1, 2015. The accompanying pro forma consolidated balance sheets present the accounts of Sino Fortune and Benefactum Alliance (Beijing) as if the acquisition occurred on January 1, 2015.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	Reflection of the issuance of 337,500,000 shares to the shareholders of Benefactum Alliance, resulting in 342,960,000 total shares outstanding of Sino Fortune after the reverse merger.

b.	Elimination of Sino Fortune’s capital accounts and accumulated deficit as a result of recapitalization, and reflection of payment of all liabilities of Sino Fortune prior to closing.

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Sino Fortune Holding Corporation and Benefactum Alliance Holdings Company Limited

Pro Forma Consolidated Balances Sheets

As of December 31, 2014

(Stated in U.S. Dollars)

(Audited)

	(1)	(2)
	Sino Fortune Holding Corporation	Benefactum Alliance Holdings Company Limited	Pro Forma Adjustments	Pro Forma Consolidated
	(historical)	(historical)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,411	$1,673,799	(1,411)	$1,673,799
Prepayments		-		-
Other receivable and deposit		966,610		966,610
Total current assets		2,640,409		2,640,409

Property and equipment, net	7,000	143,187	(7,000)	143,187
TOTAL ASSETS	$8,411	$2,783,596		$2,783,596
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$442	$275,625	(442)	$275,625
Business and related taxes payable		142,652		142,652
Other payable		1,481,136		1,481,136
Loan from director	8,250	-	(8,250)	-	B
TOTAL LIABILITIES	8,692	1,899,413		1,899,413
COMMITMENTS AND CONTINGENCIES EQUITY
Common Stock	3,500	-	337,500	341,000	A/B
Additional paid-in capital	-	1,721,020	(341,000)	1,380,020	A/B
Accumulated deficit	(3,781)	(837,466)	3,781	(837,466	)B
Accumulated other comprehensive income (deficit)	-	629		629
Total Equity	(281)	884,183		884,183

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,411	$2,783,596		$2,783,596

(1)	Source: audited financial statements of Sino Fortune as of December 31, 2014, as filed on Form 10KT filed with the SEC on September 20, 2016.

(2)	Source: audited financial statements of Benefactum Alliance (Beijing) Co., Ltd (“Benefactum Alliance “) as of December 31, 2014, as filed in this Form 8K filed with the SEC.

(A)	Reflection of the issuance of 337,500,000 to the ultimate shareholders of Benefactum Alliance, resulting in 342,960,000 total shares outstanding of Sino Fortune after the reverse merger.

(B)	Elimination of Sino Fortune’s capital accounts and accumulated deficit as a result of recapitalization, and reflection of payment of all liabilities of Sino Fortune prior to closing.

See accompanying notes to pro forma consolidated financial statements.

112

Sino Fortune Holding Corporation and Benefactum Alliance Holdings Company Limited

Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2014

(Stated in U.S. Dollars)

(Audited)

	(1)	(2)
	Sino Fortune Holding Corporation	Benefactum Alliance Holdings Company Limited	Pro Forma Adjustments		Pro Forma Consolidated
	(historical)	(historical)
Net sales	$-	$2,422,538	$		$2,422,538
OPERATING EXPENSES
Selling, general and administrative expenses	3,781	3,189,499			3,193,280
Business and related taxes		50,618			50,618
Depreciation		11,724			11,724
Total operating expenses	3,781	3,251,841			3,255,622
INCOME (LOSS) FROM OPERATIONS	(3,781)	(829,303)			(833,084)
Interest Income		1,853			1,853
Interest expense and bank charges		(903)			(903)
Other	-	(9,113)			(9,113)
Total other expenses, net	(3,781)	(8,163)			(11,944)
INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	(3,781)	(837,466)			(841,247)
OTHER COMPREHENSIVE LOSS		(26,208)			(26,208)
COMPREHENSIVE INCOME (LOSS)	$(3,781)	$(863,674)	$		$(867,455)
Earnings per share	$(0.00)	$(0.00)	$		$(0.00)
Weighted average shares outstanding	1,021,401			337,500,000	338,521,401

113

Sino Fortune Holding Corporation

And Benefactum Alliance Holdings Company Limited

Notes to Audited Pro Forma Consolidated Financial Statements

NOTE 1 BASIS OF PRESENTATION

On May 13, 2016, Sino Fortune Holding Corporation (“Sino Fortune”) entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, we entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited, a British Virgin Islands company, the (“Benefactum Alliance”), and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”).The Reverse Merger closed on September 29, 2016. As a result, Benefactum Alliance became our wholly owned subsidiary. As of the day of this report, Sino Fortune Holding Corporation has a total of 342,960,000 shares of common stock outstanding.

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino Limited (“Benefactum Sino”) in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Alliance (Shenzhen) Investment Consulting Company Limited (“Benefactum Shenzhen” or “WFOE”) in the People’s Republic of China with a registered capital of RMB 100,000 on April 21, 2016. WFOE has entered into a series of contractual agreements with Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”), a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB50,000,000.

The acquisition of Benefactum Alliance was accounted for as a recapitalization effected by a share exchange, wherein Benefactum Alliance is considered the acquirer for accounting and financial reporting purposes with no adjustment to the historical basis of its assets and liabilities. Benefactum Alliance’s Shareholders become the majority shareholders and have control of the Company and, Sino Fortune was a non-operating public shell prior to the acquisition. As a result of the acquisition of Benefactum Alliance, Sino Fortune is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination.

Benefactum Sino is an intermediate holding company and Benefactum Shenzhen is a wholly foreign-owned entity (“WFOE”) of Benefactum Sino, Benefactum Shenzhen had no operations prior to reverse merger with Sino Fortune. Accordingly, the accompanying pro forma consolidated financial statements present the accounts of Sino Fortune and Benefactum Alliance (Beijing), the operating entity that was incorporated and based in PRC.

The accompanying pro forma consolidated statements of operations are for the year ended December 31, 2014, as if the acquisition occurred on January 1, 2014. The accompanying pro forma consolidated balance sheets present the accounts of Sino Fortune and Benefactum Alliance (Beijing) as if the acquisition occurred on January 1, 2014.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	Reflection of the issuance of 337,500,000 shares to the shareholders of Benefactum Alliance, resulting in 342,960,000 total shares outstanding of Sino Fortune after the reverse merger.

b.	Elimination of Sino Fortune’s capital accounts and accumulated deficit as a result of recapitalization, and reflection of payment of all liabilities of Sino Fortune prior to closing.

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(d)	Exhibits

The following exhibits are filed with this report:

Number	Description

3.1	Certificate of Incorporation of Sino Fortune Holding Corporation(1)

3.2	Bylaws of Sino Fortune Holding Corporation(2)

3.3	Certificate of Amendment of the Certificate of Incorporation (3)

3.4	Memorandum and Articles of Association of Benefactum Alliance Holdings Company Limited

3.5	Certificate of Incorporation of Benefactum Sino Limited

3.6	Articles of Association of Benefactum Sino Limited

3.7	Business License of Benefactum Alliance (Shenzhen) Investment Consulting Company Limited

3.8	Articles of Incorporation of Benefactum Alliance (Shenzhen) Investment Consulting Company Limited

3.9	Business License of Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

3.10	Articles of Incorporation of Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

3.11	ISO9001 Quality Management System Certificate (No. 0070016Q12162R0M)

3.12	ISO9001 Quality Management System Certificate (No. A0016Q0055R0M)

3.13	Computer Software Copyright Registration Certificate - Hui Ying Jing Fu Mobile Client Access Software (ios)

3.14	Computer Software Copyright Registration Certificate - Hui Ying Jing Fu Financial Investment Platform

3.15	Trademark Registration Certificate (No. 16773973)

3.16	Trademark Registration Certificate (No. 16774073)

3.17	Computer Software Copyright Registration Certificate - Hui Ying Jing Fu Mobile Client Access Software (Android)

3.18	Computer Software Copyright Registration Certificate - Hui Ying Jing Fu Investment Management System (WeChat version)

10.1	Share Exchange Agreement by and among Sino Fortune Holding Corporation, Benefactum Alliance Holdings Company Limited, and the shareholders of Benefactum Alliance Holdings Company Limited dated May 13, 2016. (1)

115

10.2	Amendment to Share Exchange Agreement by and among Sino Fortune Holding Corporation, Benefactum Alliance Holdings Company Limited, and the shareholders of Benefactum Alliance Holdings Company Limited dated September 14, 2016. (2)

10.3	Share Transfer Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Bodang Liu dated January 9, 2016.

10.4	Acquisition Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Ningsheng Financial Information Service (Shanghai) Ltd. dated December 5, 2015

10.5	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Guan Ailing dated March 28, 2016.

10.6	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Qingdao Ya Mai Real Estate Development Limited Company dated September 30, 2014.

10.7	Lease Agreement between Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated October 29, 2015

10.8	Lease Agreement between Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated October 29, 2015

10.9	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Shanghai World Trade Mall Limited Company dated on March 15, 2016

10.10	Supplemental Agreement to Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Shanghai World Trade Mall Limited Company dated April 29, 2016.

10.11	Modification Agreement to the Lease Agreement among Benefactum Alliance Business Consultant (Beijing) Co., Ltd., Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated March 11, 2016

10.12	Employment Agreements between Sino Fortune Holding Corporation and Bodang Liu dated September 29, 2016

10.13	Employment Agreements between Sino Fortune Holding Corporation and Wei Zheng dated September 29, 2016

10.14	Assets Purchase Agreement with Shanghai Nami Financial Consulting Co., Ltd. dated April 30, 2016

10.15	Strategic Cooperation Agreement and Supplementary Agreement with Shanghai Nami Financial Consulting Co., Ltd. dated April 1, 2016

10.16	Cooperation Agreement with Shangrao City Yi Lu Tong Limited Company dated May 15, 2016

10.17	Cooperation Agreement Beijing Quan Shi Tian Di Online Internet Information (Beijing Daily Online Network Information) Co., Ltd dated May 10, 2016

10.18	Agency Agreement regarding Trademark with Beijing Wei Ben Intellectual Property Management Limited Company dated May 5, 2016

10.19	Cooperation Agreement with China Construction Bank Corporation Limited Shanghai Second Branch dated February, 2016

116

10.20	Electronic Stamp Product Contract with China Financial Certification Authority dated August 4, 2014

10.21	Cooperation Structure Agreement with Weihai Hui Yin Pawnshop Limited Company dated April 6, 2016

10.22	Confidential Agreement with Weihai Hui Yin Pawnshop Limited Company dated April 6, 2016

10.23	Cooperation Structure Agreement with Shandong Yin Qiao Guarantee Limited Company dated May 30, 2016

10.24	Confidential Agreement with Shandong Yin Qiao Guarantee Limited Company dated May 30, 2016

10.25	Advertisement Cooperation Agreement with Tou Zhi Jia Financial Information Service Limited Company dated March 28, 2016

10.26	Cooperation Agreement with Qing Dao Zhong Ying Asset Management Limited Company dated February 3, 2016.

10.27	Confidential Agreement with Qing Dao Zhong Ying Asset Management Limited Company dated February 3, 2016.

10.28	Supplemental Agreement to the Cooperation Structure Agreement with Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. dated February 23, 2016

10.29	Cooperation Structure Agreement with Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. dated October 30, 2015.

10.30	Insurance Contract with Sunshine Insurance Group Limited Company dated November 4, 2015.

10.31	Member Service Agreement with Beijing Allwin Credit Co., Ltd. dated July 3, 2015.

10.32	Cooperation Agreement with Jilin Longsheng Pawnshop Co., Ltd. dated November 26, 2015

10.33	Confidential Agreement with Jilin Longsheng Pawnshop Limited Company dated November 26, 2015

10.34	Cooperation Agreement with Haodai Tianxia Information Technology (Beijing) Limited Company dated November 18, 2015

10.35	Confidential Agreement with Haodai Tianxia Information Technology (Beijing) Limited Company dated November 18, 2015

10.36	Project Cooperation Agreement among Benefactum Beijing, Huang Zhi Ying, Shenzhen Qianhai Da Fei Financial Service Limited Company, Gong Yun Hong, Cao Cheng, Qinhuangdao Rong Tai Guarantee limited Company dated November 16, 2015

10.37	Cooperation Agreement with Weifang Run Ze Pawnshop Limited Company dated October 19, 2015

10.38	Cooperation Agreement with Yantai Hai Zhi Zhou Pawnshop Limited Company dated August 3, 2015

10.39	Advertisement Cooperation Agreement with Wang Dai Zhi Jia Limited Company dated July 20, 2016

10.40	Cooperation Agreement with Weifang City Zifang District Yin Xin Small Loan Limited Company dated October 30, 2015

10.41	Supplemental Agreement to the Cooperation Agreement with Weifang City Zifang District Yin Xin Small Loan Limited Company dated February 23, 2016

10.42	Cooperation Agreement with Qingdao Shungeng Pawnshop Limited Company dated October 30, 2015

10.43	Cooperation Agreement With Qingdao Miguo Software Technology Limited Company dated December 21, 2015

10.44	Hui Fu Tian Xia Escrow Account Service Agreement with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014

10.45	Supplemental Agreement to Hui Fu Tian Xia Escrow Account Service Agreement with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014

10.46	Supplemental Agreement regarding Fast Recharge Function with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014

10.47	Cooperation Agreement with Guo Zhao Financing and Leasing Limited Company dated April 6, 2016

10.48	Supplementary Agreement to the Cooperation Agreement with Guo Zhao Financing and Leasing Co., Ltd. dated April 5, 2016

10.49	Cooperation Agreement with Qingdao Zhong Yi Pai Mai (Qingdao China Arts Auction) Co., Ltd. dated November 12, 2013

10.50	Cooperation Agreement with China Ruidong Sports Technology Limited Company dated March 30, 2016

10.51	Confidential Agreement with China Ruidong Sports Technology Limited Company dated March 30, 2016

10.52	Cooperation Agreement with Hangzhou Wu Yun Internet Technology Limited Company dated January 19, 2016

10.53	Cooperation Agreement with Hangzhou Wu Yun Internet Technology Limited Company dated June 15, 2016

10.54	Cooperation Agreement with Inner Mongolia Zhong Xin Tong Investment Co., Ltd. and Inner Mongolia Jinfengyuan dated June 1, 2016

10.55	Cooperation Agreement with Qingdao Rongshun Pawn Co., Ltd. dated October 30, 2015

21.1	Benefactum Alliance Holdings Company Limited

Benefactum Sino Limited

Benefactum Alliance (Shenzhen) Investment Consulting Company Limited

101.INS	XBRL Instance Document*

101.SCH	XBRL Taxonomy Extension Schema Document*

101.CAL	XBRL Taxonomy Calculation Linkbase Document*

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	XBRL Taxonomy Label Linkbase Document*

101.PRE	XBRL Taxonomy Presentation Linkbase Document*

(1) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on May 13, 2016.

(2) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on September 14, 2016.

117

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Fortune Holding Corporation

Date: September 30, 2016

/s/ BODANG LIU
Name: BODANG LIU
Title: Chief Executive Officer

118